Exhibit 10.15

SUNTERRA CORPORATION

3 3/4% Senior Subordinated Convertible Notes

due 2024

INDENTURE

Dated as of March 29, 2004

WELLS FARGO BANK, NATIONAL ASSOCIATION

TRUSTEE

CROSS REFERENCE TABLE*

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	N.A.
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	N.A.
(b)	13.03
(c)	13.03
313(a)	7.06
(b)	7.06
(c)	N.A.
(d)	N.A.
314(a)	4.02
(b)	12.01(e)
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)	12.01(d)
(e)	N.A.
(f)	N.A.
315(a)	7.01
(b)	7.05
(c)	N.A.
(d)(1)	7.01
(d)(2)	7.01
(d)(3)	7.01
(e)	6.11
316(a) (last sentence)	N.A.
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	N.A.
317(a)(1)	N.A.
(a)(2)	N.A.
(b)	N.A.
318(a)	N.A.

*	Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

INDENTURE dated as of March 29, 2004 between SUNTERRA CORPORATION, a Maryland corporation (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee hereunder (the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issue of its 3 3/4% Senior Subordinated Convertible Notes due 2024 (the “Notes”) of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Notes, when the Notes are executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done. Further, all things necessary to duly authorize the issuance of the Common Stock of the Company issuable upon the conversion of the Notes, and to duly reserve for issuance the number of shares of Common Stock issuable upon such conversion, have been done.

The Notes will be partially secured pursuant to the terms of the Pledge Agreement (as defined herein) by Pledged Securities (as defined herein).

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(3) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“144A Global Note” means a permanent Global Note in the form of the Note attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depositary, representing Notes sold in reliance on Rule 144A under the Securities Act.

“30-day Option” means the 30-day option granted by the Company to the Initial Purchasers to purchase up to an additional $20,000,000 aggregate principal amount of Notes pursuant to the Purchase Agreement.

“Additional Interest Amount” means the additional interest amount payable by the Company upon the occurrence of an Event (as defined in the Registration Rights Agreement), in the manner and in the amounts provided by the Registration Rights Agreement.

“Additional Pledged Securities” means additional Collateral within the meaning of Section 16 of in the Pledge Agreement.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transaction and as in effect from time to time.

“Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

“Bid Solicitation Agent” means any person authorized by the Company to solicit bids in accordance with Article 10 hereof.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.

“Board Resolution” means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

“Business Day” means each day of the year other than a Saturday or a Sunday on which banking institutions are not required or authorized to close in The City of New York.

“Capital Stock” of any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock or other equity issued by that corporation.

“Certificated Notes” means Notes that are in the form of the Notes attached hereto as Exhibit B.

“Closing Time” has the meaning specified in the Purchase Agreement.

“Closing Trading Price”, for purposes of calculating the Make-Whole Premium, means the average of the historical secondary market bid quotations obtained by the Bid Solicitation Agent in accordance with the procedures described below, for a determination date from three independent nationally recognized securities dealers we select; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for the notes from a nationally recognized securities dealer, no Make-Whole Premium will be paid.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company as it exists on the date of this Indenture. Subject to the provisions of Section 10.11, shares issuable on conversion of Notes shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Notes shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“common stock” means any stock of any class of Capital Stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer.

“Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and, thereafter, “Company” shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any two Officers.

“Conversion Agent” means any person authorized by the Company to convert Notes in accordance with Article 10 hereof. On the date of this Indenture, the Company hereby appoints the Trustee as the Conversion Agent.

“Conversion Price” means $1,000 divided by the applicable Conversion Rate.

“Conversion Value” for the Notes is equal to the product of (i) the Sale Price per share of the Common Stock on a given day and (ii) the then current Conversion Rate.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at MAC N9303-121, Sixth Street and Marquette Avenue, Minneapolis, MN 55479, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Date of Delivery” has the meaning specified in the Purchase Agreement.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Senior Indebtedness” means the Company’s obligations under any particular Senior Indebtedness that expressly provides that such Senior Indebtedness shall be “Designated Senior Indebtedness” for purposes of this Indenture.

“Dollar” or “U.S.$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Global Notes” means Notes that are in the form of the Notes attached hereto as Exhibit A and, to the extent that such Notes are required to bear the Legend required by Section 2.06, such Notes will be in the form of a 144A Global Note.

“Holder” means a person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means, with respect to any person, without duplication:

(1) all obligations and other liabilities, contingent or otherwise, of such person for borrowed money (including overdrafts) to the extent such obligations and other liabilities would appear as a liability upon the consolidated balance sheet of such a person in accordance with GAAP or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities;

(2) all obligations of such person evidenced by bonds, credit or loan agreements, notes, debentures or other similar instruments to the extent such obligations would appear as a liability upon the consolidated balance sheet of such a person in accordance with GAAP;

(3) indebtedness of such person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business;

(4) all obligations and liabilities, contingent or otherwise, in respect of leases of the person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the consolidated balance sheet of the person;

(5) all net obligations of such person under or in respect of interest rate agreements, currency agreements or other swap, cap floor or collar agreements, hedge agreements, forward contracts or similar instruments or agreements or foreign currency, hedge, exchange or purchase or similar instruments or agreements;

(6) all indebtedness referred to in (but not excluded from) the preceding clauses (1) through (5) of other persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on or with respect to property (including, without limitation, accounts and contract rights) owned by the referent person, even though such person has not assumed or become liable for the payment of such indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured);

(7) all guarantees by such person of indebtedness referred to in this definition or of any other person;

(8) all Redeemable Capital Stock of such person valued at the greater of its voluntary or involuntary maximum fixed purchase price plus accrued and unpaid dividends;

(9) the present value of the obligation of such person as lessee for net rental payments (excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges to the extent included in such rental payments) during the remaining term of the lease included in any such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; and

(10) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (9) above.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

“Initial Pledged Securities” means the U.S. Government Obligations identified in Schedule I to the Pledge Agreement.

“Initial Purchasers” mean Merrill Lynch, Pierce, Fenner & Smith Incorporated and CRT Capital Markets LLC.

“Interest Payment Date” means the date specified in the Notes as the fixed date on which an installment of interest on the Notes is due and payable.

“Interest Rate” means 3 3/4% per annum.

“Issue Date” of any Note means the date on which the Note was originally issued or deemed issued as set forth on the face of the Note.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset given to secure Indebtedness, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, pledge, charge or security interest).

“Notes” has the meaning ascribed to it in the first paragraph under the caption “Recitals of the Company.”

“Officer” means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

“Officers’ Certificate” means a written certificate containing the information specified in Sections 13.04 and 13.05, signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers’ Certificate given pursuant to Section 4.03 shall be signed by one authorized financial or accounting Officer of the Company but need not contain the information specified in Sections 13.04 and 13.05.

“Opinion of Counsel” means a written opinion containing the information specified in Sections 13.04 and 13.05, from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

“person” or “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business.

“Pledge Agreement” means the Pledge Agreement, dated as of March 29, 2004, between the Company and the Trustee, and as such agreement may be amended, restated,

supplemented or otherwise modified from time to time, including all annexes and schedules attached thereto.

“Pledged Account” has the meaning specified in the Pledge Agreement.

“Pledged Securities” means the U.S. Government Obligations to be purchased by the Company and held in the Pledged Account in accordance with the Pledge Agreement.

“principal” of a Note means the principal amount due on the Stated Maturity as set forth on the face of the Note.

“Purchase Agreement” means the Purchase Agreement, dated as of March 23, 2004, between the Company and the Initial Purchasers.

“Purchase Date” means an Optional Purchase Date or a Change in Control Purchase Date, as applicable.

“Purchase Notice” means an Optional Purchase Notice or a Change in Control Purchase Notice, as applicable.

“Purchase Price” means the Optional Purchase Price or the Change in Control Purchase Price, as applicable.

“Redeemable Capital Stock” means any class of the Company’s Capital Stock that, either by its terms, by the terms of any securities into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed (whether by sinking fund or otherwise) prior to the date that is 91 days after the Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such date (provided, however, that any Capital Stock that would constitute Redeemable Capital Stock solely because the holders thereof have the right to require the issuer to purchase such Redeemable Capital Stock upon the occurrence of a Change in Control shall not constitute Redeemable Capital Stock if the terms of such Capital Stock provide that (i) any such purchases may not be made sooner than 10 days after the Change in Control Purchase Date and (ii) the purchase of any such Capital Stock is subordinated to the payment in full of the Notes purchased on the Change in Control Purchase Date), or is convertible into or exchangeable for debt securities at any time prior to such date (unless it is convertible or exchangeable solely at the Company’s option).

“Redemption Date” or “redemption date” means the date specified for redemption of the Notes in accordance with the terms of the Notes and this Indenture.

“Redemption Price” or “redemption price” shall have the meaning set forth in Section 3.01 of this Indenture and paragraph 5 on the reverse side of the Notes.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of March 29, 2004 entered into by the Company and the Initial Purchaser.

“Regular Record Date” means, with respect to the interest payable on any Interest Payment Date, the close of business on the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Note” means a Note required to bear the restrictive legend set forth in the form of Note set forth in Exhibits A and B of this Indenture.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Sale Price” as of any date means the closing per share sale price (or if no closing sale price is reported, the average bid price and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date on the Nasdaq National Market or such other principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of a quotation, the Company will determine the sale price on the basis of such quotations as the Company considers appropriate.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933 (or any successor statute), as amended from time to time.

“Senior Indebtedness” means any Indebtedness of the Company, unless by the terms of the instrument creating or evidencing such Indebtedness, such Indebtedness is expressly designated equal or junior in right of payment to the Notes.

Notwithstanding the foregoing, “Senior Indebtedness” shall not include:

(a) Indebtedness evidenced by the Notes;

(b) Indebtedness of the Company that by operation of law is subordinate to any general unsecured obligations of the Company;

(c) any liability for federal, state or local taxes or other taxes, owed by the Company.

(d) accounts payable or other liabilities owed or owing by the Company to trade creditors (including guarantees thereof or instruments evidencing such liabilities);

(e) amounts owed by the Company for compensation to employees or for services rendered to the Company;

(f) Indebtedness of the Company to any Subsidiary or any other Affiliate of the Company or any of such Affiliate’s Subsidiaries;

(g) Capital Stock of the Company, including Redeemable Capital Stock; and

(h) Indebtedness of the Company which, when incurred and without regard to any election under Section 1111(b) of Title 11 of the United States Code, is without recourse to the Company.

“Significant Subsidiary” means any Subsidiary that would be, as of the date of the applicable action set forth in Section 6.01(6) or Section 6.01(7) hereof, a “significant subsidiary” of the Company within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the SEC.

“Stated Maturity”, when used with respect to any Note, means the date specified in such Note as the fixed date on which the principal of such Note is due and payable.

“Subsidiary” means, with respect to any Person, (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, (ii) a partnership in which such Person or a Subsidiary of such Person holds a majority interest in the equity capital or profits of such partnership, or (iii) any other entity (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such entity.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means a day during which trading in securities generally occurs on the Nasdaq National Market or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System, or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2,500,000 Principal Amount of the Notes at approximately 4:00 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects, which may include one or more of the Initial Purchasers, provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, this one bid will be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2,500,000 Principal Amount of the Notes from a nationally recognized securities dealer or if in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes, then the Trading Price of the Notes will be deemed to be less than 98% of the Conversion Value on such determination date.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its “possessions” including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

“U.S. Government Obligations” means (A) securities that are (i) direct obligations of the United States of America, for the payment of which the full faith and credit of the United States is pledged or (ii) obligations of a Person controlled or supervised by or acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the stated maturity thereof, or (B) any mutual fund that has at least 95% of its assets continuously invested in investments of the type described in clause (A) above and has the highest rating attainable by Moody’s Investor Services and Standard & Poor’s Ratings Services, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation for the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Act”	1.05(a)
“Agent Members”	2.12(f)(5)
“Cash Buy-Out”	3.09(a)
“Change in Control”	3.09(a)
“Change in Control Purchase Date”	3.09(a)
“Change in Control Purchase Notice”	3.09(c)
“Change in Control Purchase Price”	3.09(a)
“Conversion Date”	10.02
“Conversion Rate”	10.01
“Current Market Price”	10.04(g)
“Depositary”	2.01(a)
“DTC”	2.01(a)
“Event of Default”	6.01
“Exchange Act”	3.08(a)
“excluded securities”	10.04(d)
“Expiration Time”	10.04(f)
“Ex-Dividend Date”	10.12
“fair market value”	10.04(g)
“Legal Holiday”	13.08
“Legend”	2.06(f)
“Make-Whole Premium”	3.09(a)
“Non-Electing Share”	10.11
“Non-Payment Default”	11.03(b)
“Notice of Default”	6.01
“Optional Purchase Date”	3.08(a)
“Optional Purchase Notice”	3.08(c)
“Optional Purchase Price”	3.08(a)
“Paying Agent”	2.03
“Payment Blockage Period”	11.03(b)
“Payment Default”	11.03(a)
“Purchased Shares”	10.04(f)
“Post-Distribution Price”	10.12
“Permitted Junior Securities”	11.02
“QIBs”	2.01(a)
“Record Date”	10.04(g)
“Reference Period”	10.04(d)
“Registrar”	2.03
“Rights”	10.14
“Rights Agreement”	10.14
“Rights Plan”	10.14
“Rule 144A Information”	4.06
“transfer”	2.12(e)

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture Notes” means the Notes.

“indenture Note holder” means a Holder.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture Notes means the Company.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect from time to time;

(c) “or” is not exclusive;

(d) “including” means including, without limitation; and

(e) words in the singular include the plural, and words in the plural include the singular.

SECTION 1.05. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the register for the Notes or by a certificate of the Registrar.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2

THE NOTES

SECTION 2.01. Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibits A and B, which are incorporated into and made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication.

(a) 144A Global Notes. Notes offered and sold within the United States to “qualified institutional buyers” as defined in Rule 144A (“QIBs”) in reliance on Rule 144A shall be issued initially in the form of a 144A Global Note, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for, and registered in the name of, The Depository Trust Company (“DTC”) or its nominee (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the “Depositary”) duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

(b) Global Notes in General. Except as provided in Section 2.06 or 2.12, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Certificated Notes. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the principal amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

(c) Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Notes deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Trustee as custodian for such Depositary and (c) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(d) Certificated Notes. Notes not issued as interests in the Global Notes will be issued in certificated form substantially in the form of Exhibit B attached hereto.

SECTION 2.02. Execution and Authentication. An Officer shall sign the Note for the Company by manual or facsimile signature.

Notes bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Notes the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of authentication of such Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory of the Trustee, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

The Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount of up to $75,000,000, or an aggregate principal amount of up to $95,000,000 if the 30-day Option is exercised fully, upon a Company Order without any further action by the Company. The aggregate principal amount of Notes outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.07.

The Notes shall be issued only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple thereof.

SECTION 2.03. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Notes may be presented for purchase or payment (“Paying Agent”) and an office or agency where Notes may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Notes.

SECTION 2.04. Paying Agent to Hold Money and Notes in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Note, the Company shall deposit, or, in the case of the first six scheduled interest payments on the Notes, if the Company so elects, cause to be deposited in accordance with the Pledge Agreement, with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Notes and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money.

SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on each March 1 and September 1 during the term of the Notes a listing of Holders dated within 13 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.06. Transfer and Exchange. Subject to Sections 2.01(b), 2.06(b) and 2.12 hereof,

(a) (i) upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing, at the office or agency of the company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Notes from the Holder requesting such transfer or exchange.

(ii) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing, at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

(iii) The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes in respect of which a Purchase Notice (as defined in Section 3.08(d)) has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Notes to be purchased in part, the portion thereof not to be purchased) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

(b) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Note shall be limited to transfers of such Global Note in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Notes.

(d) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

(e) No Registrar shall be required to make registrations of transfer or exchange of Notes during any periods designated in the text of the Notes or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

(f) If Notes are issued upon the transfer, exchange or replacement of Notes subject to restrictions on transfer and bearing the legends set forth on the form of Note attached hereto as Exhibits A and B setting forth such restrictions (collectively, the “Legend”), or if a request is made to remove the Legend on a Note, the Notes so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Notes are not “restricted” within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Note pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Note that does not bear the Legend.

(g) Any Note or Common Stock issued upon the conversion or exchange of a Note that is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Notes or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

SECTION 2.07. Replacement Notes. If (a) any mutilated Note is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such Note or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Note, pay or purchase such Note, as the case may be.

Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.08. Outstanding Notes; Determinations of Holders’ Action. Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it or delivered to it for cancellation, those paid pursuant to Section 2.07 and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate thereof holds the Note; provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following the Purchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Notes payable on that date, then immediately after such Redemption Date, Purchase Date or Stated Maturity, as the case may be, such Notes shall cease to be outstanding and interest on such Notes shall cease to accrue; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made.

If a Note is converted in accordance with Article 10, then from and after the time of conversion on the conversion date, such Note shall cease to be outstanding and interest shall cease to accrue on such Note.

SECTION 2.09. Temporary Notes. Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 2.10. Cancellation. All Notes surrendered for payment, purchase by the Company pursuant to Article 3, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. The Company may not reissue, reoffer or resell new Notes to replace Notes it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture. All cancelled Notes shall be disposed of by the Trustee in accordance with its customary procedures.

SECTION 2.11. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of the Note or the payment of any Redemption Price or Purchase Price in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 2.12. Global Notes. (a) Notwithstanding any other provisions of this Indenture or the Notes, (A) transfers of a Global Note, in whole or in part, shall be made only in accordance with Sections 2.06 and 2.12(a)(i), (B) transfer of a beneficial interest in a Global Note for a Certificated Note shall comply with Sections 2.06 and 2.12(a)(ii) below, and (C) transfers of a Certificated Note shall comply with Section 2.06 and Sections 2.12(a)(iii) and (iv) below.

(i) Transfer of Global Note. A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note. No transfer of a Note to any Person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective (i) any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 2.12(a); and (ii) the transfer and exchange of beneficial interests in a Global Note effected through the Depositary in accordance with this Indenture and the procedures of the Depositary.

(ii) Restrictions on Transfer of a Beneficial Interest in a Global Note for a Certificated Note. A beneficial interest in a Global Note may not be exchanged for a Certificated Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a transfer of a beneficial interest in a Global Note in accordance with Applicable Procedures for a Certificated Note in the form satisfactory to the Trustee, together with:

(1) so long as the Notes are Restricted Notes, a certification in the form set forth in Exhibit C;

(2) written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect a decrease in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

(3) if the Company or Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend,

then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Notes represented by the Global Note to be decreased by the aggregate principal amount of the Certificated Note to be issued, shall issue such Certificated Note and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so issued.

(iii) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented to the Registrar with a request:

(x) to register the transfer of such Certificated Notes; or

(y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Notes surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) so long as such Notes are Restricted Notes, such Notes are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Certificated Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Certificated Notes are being transferred to the Company, a certification to that effect; or

(C) if such Certificated Notes are being transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in Exhibits C, if applicable) and (ii) if the Company or Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend.

(iv) Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Trustee, together with:

(1) so long as the Notes are Restricted Notes, certification, in the form set forth in Exhibit C, that such Certificated Note is being transferred to a QIB in accordance with Rule 144A; and

(2) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Note and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Certificated Note to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so cancelled. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Note in the appropriate principal amount.

(b) Subject to the succeeding paragraph, every Note shall be subject to the restrictions on transfer provided in the Legend, including the delivery of an opinion of counsel, if so provided. Whenever any Restricted Note is presented or surrendered for registration of transfer or for exchange for a Note registered in a name other than that of the Holder, such Note must be accompanied by a certificate in substantially the form set forth in Exhibit C, dated the date of such surrender and signed by the Holder of such Note, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Note not so accompanied by a properly completed certificate and other evidence the Registrar may request as to the compliance with the restrictions set forth in the Legend.

(c) The restrictions imposed by the Legend upon the transferability of any Note shall cease and terminate when such Note has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k). Any Note as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Note has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Note, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Notes under the Securities Act. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

(d) In the event that Rule 144(k) as promulgated under the Securities Act is amended to shorten the two-year restriction period, then restrictions on transfer on the Notes and the Common Stock will be deemed to refer to the shortened restriction period. The Company undertakes to inform the Trustee if such change to Rule 144(k) occurs and the effect (if any) to the restrictions on transfer applicable to the Notes and Common Stock and shall provide additional information (including an Opinion of Counsel and/or an Officers’ Certificate) if so requested by the Trustee.

(e) As used in the preceding two paragraphs of this Section 2.12, the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Note.

(f) The provisions of clauses (1), (2), (3), (4) and (5) below shall apply only to Global Notes:

(1) Notwithstanding any other provisions of this Indenture or the Notes, except as provided in Section 2.12(a)(i), a Global Note shall not be exchanged in whole or in part for a Note registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Note may be exchanged for Notes registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (ii) an Event of Default has occurred and is continuing with respect to the Notes. Any Global Note exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Note exchanged pursuant to clause (ii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

(2) Notes issued in exchange for a Global Note or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Notes.

(4) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form, without interest coupons.

(5) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note.

SECTION 2.13. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

SECTION 2.14. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee (or cause the Trustee to mail to each Holder) a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.15. Registration Default. The Additional Interest Amount shall be payable upon the Notes in the case of an Event (as defined in the Registration Rights Agreement). If an Event occurs, the Company shall deliver to the Trustee an Officers’ Certificate stating (1) the Additional Interest Amount payable, (2) when such Additional Interest Amount began accruing and (3) when such Additional Interest Amount is payable. Unless and until a Responsible Officer of the Trustee receives such an Officer’s Certificate, the Trustee shall assume that no Additional Interest Amount is payable.

ARTICLE 3

REDEMPTION AND PURCHASES

SECTION 3.01. Optional Redemption. The Notes are not redeemable prior to March 29, 2007. On and after March 29, 2007, the Company may, at its option, redeem the Notes in whole at any time or in part from time to time, in cash, on any date prior to Stated Maturity, only if the Sale Price of the Common Stock has exceeded 150% of the Conversion Price then in effect for at least 20 Trading Days in any consecutive 30-Trading Day period ending on the Trading Day prior to the date of mailing of the notice of optional redemption pursuant to Section 3.04. On and after March 29, 2011, the Company may, at its option, redeem the Notes in whole at any time or in part from time to time, in cash. If the Company redeems the Notes at its option, the Notes will be redeemed upon notice as set forth in Section 3.04, at a redemption price equal to 100% of the principal amount (the “Redemption Price”), plus accrued and unpaid interest, if any, to (but not including) the Redemption Date. If a Redemption Date is after a Regular Record Date but on or prior to the corresponding Interest Payment Date, the accrued and unpaid interest becoming due on such date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such on the relevant Regular Record Date according to their terms, and the Redemption Price shall not include such interest payment.

SECTION 3.02. Notice of Trustee. If the Company elects to redeem Notes pursuant to the redemption provisions of Section 3.01 hereof, it shall notify the Trustee at least 30 days prior but not more than 60 days prior to the Redemption Date of such intended Redemption Date, the principal amount of Notes to be redeemed and the CUSIP numbers of the Notes to be redeemed.

SECTION 3.03. Selection of Notes to be Redeemed. If fewer than all the Notes are to be redeemed, the Trustee shall select the particular Notes to be redeemed by lot or on a pro rata basis or in accordance with any other method the Trustee considers fair and appropriate. Notes and portions thereof that the Trustee selects shall be in principal amounts equal to $1,000 or any whole multiple thereof.

If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (to the extent it may be) to be the portion selected for redemption (provided, however, that the Holder of such Note so converted and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption than such Holder would have otherwise been entitled to receive upon conversion of such Note). Notes that have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

SECTION 3.04. Notice of Redemption. Notice of redemption shall be given in the manner provided in Section 13.02 hereof to the Holders of Notes to be redeemed. Such notice shall be given not less than 30 nor more than 60 days prior to the Redemption Date for redemption pursuant to Section 3.01.

All notices of redemption shall state:

(1) the Redemption Date;

(2) the Redemption Price and interest accrued and unpaid to, but not including, the Redemption Date, if any;

(3) if fewer than all the outstanding Notes are to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes which will be outstanding after such partial redemption;

(4) that on the Redemption Date the Redemption Price and interest accrued and unpaid to, but not including, the Redemption Date, if any, will become due and payable upon each such Note to be redeemed, and that interest thereon shall cease to accrue on and after such date;

(5) the Conversion Rate, the date on which the right to convert the principal of the Notes to be redeemed will terminate and the places where such Notes may be surrendered for conversion;

(6) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued and unpaid interest, if any; and

(7) the CUSIP number of the Notes.

The notice given shall specify the last date on which exchanges or transfers of Notes may be made pursuant to Section 2.06 hereof, and shall specify the serial numbers of Notes and the portions thereof called for redemption.

Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company, or, at the Company’s request, by the Trustee on behalf of the Company and at the Company’s expense; provided, however, that, in all cases, the text of such notice of redemption shall be prepared by the Company. If the Company so requests that the Trustee deliver such notice of redemption, the Company shall so inform the Trustee 15 days prior to the mailing date for such notice of redemption, or such shorter time as mutually agreed to by the Company and the Trustee. If, however, the Company gives such notice of redemption to the Holders, the Company shall concurrently deliver to the Trustee an Officers’ Certificate stating that such notice has been given.

SECTION 3.05. Effect of Notice of Redemption. Notice of redemption having been given as provided in Section 3.04 hereof, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (except for Notes converted in accordance with the terms of this Indenture) and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with such notice, such Note shall be paid by the Company at the Redemption Price plus accrued and unpaid interest, if any, to, but not including, the Redemption Date.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the Interest Rate.

SECTION 3.06. Deposit of Redemption Price. Prior to or on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the Redemption Price of all the Notes to be redeemed on that Redemption Date (other than any Notes called for redemption on that date which have been converted prior to the date of such deposit), and accrued and unpaid interest, if any, on such Notes to, but not including, the Redemption Date.

If any Note called for redemption is converted, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the redemption of such Note shall (subject to any right of the Holder of such Note or any predecessor Note to receive interest as provided in Section 4.01 hereof) be paid to the Company on Company Request or, if then held by the Company, shall be discharged from such trust.

SECTION 3.07. Notes Redeemed in Part. Any Note which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 4.05 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or the Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

SECTION 3.08. Purchase of Notes at Option of the Holder.

(a) On March 29, 2011, March 29, 2014 and March 29, 2019 (each an “Optional Purchase Date”), Notes shall be purchased by the Company in cash at the option of the Holders at a purchase price equal to 100% of the principal amount of the Notes, together with accrued and unpaid interest, if any, up to, but excluding, the Optional Purchase Date (the “Optional Purchase Price”), subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 3.08; provided, however, that if the Optional Purchase Date is after a Regular Record Date but on or prior to the corresponding Interest Payment Date, the accrued and unpaid interest becoming due on such Interest Payment Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such on the relevant Regular Record Date according to their terms, and the Optional Purchase Price shall not include such interest payment.

(b) Not less than 20 Business Days prior to an Optional Purchase Date (if any Note is then outstanding), the Company shall mail a written notice of the Optional Purchase Date to the Trustee and to each Holder (at its address shown in the register of the Registrar) and to beneficial owners as required by applicable law. The notice shall include the form of a Optional Purchase Notice to be completed by the Holder and shall state:

(1)	the date by which the Optional Purchase Notice pursuant to this Section 3.08 must be given;

(2)	the Optional Purchase Date;

(3)	the Optional Purchase Price;

(4)	the name and address of the Paying Agent and the Conversion Agent;

(5)	that Notes as to which a Optional Purchase Notice has been given may be converted pursuant to Article 10 hereof only if the Optional Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(6)	that Notes must be surrendered to the Paying Agent to collect payment;

(7)	that the Optional Purchase Price for any Note as to which a Optional Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Optional Purchase Date and the time of surrender of such Note as described in (6) above;

(8)	briefly, the procedures the Holder must follow to exercise rights under this Section 3.08;

(9)	briefly, the conversion rights of the Notes, including the Conversion Rate;

(10)	the procedures for withdrawing an Optional Purchase Notice;

(11)	that, unless the Company defaults in making payment of such Optional Purchase Price, interest on Notes called for redemption will cease to accrue on and after the Optional Purchase Date; and

(12)	the CUSIP number of the Notes.

If any of the Notes is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the purchase of Global Notes.

(c) A Holder may exercise its rights specified in Section 3.08(a) hereof upon delivery of a written notice of purchase (a “Optional Purchase Notice”) to the Paying Agent prior to the Optional Purchase Date, stating:

(1)	the certificate number of the Note, if any, which the Holder will deliver to be purchased or the appropriate Depositary procedures if the Notes are not in certificated form;

(2)	the portion of the principal amount of the Note which the Holder will deliver to be purchased, which portion must be $1,000 or any whole multiple thereof; and

(3)	that such Note shall be purchased pursuant to the terms and conditions specified in paragraph 6 on the reverse side of the Notes and in this Indenture.

The delivery of such Note to the Paying Agent prior to the Optional Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Optional Purchase Price therefor; provided, however, that such Optional Purchase Price shall be so paid pursuant to this Section 3.08 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Optional Purchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Note so delivered for purchase if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Optional Purchase Date and the time of delivery of the Note to the Paying Agent in accordance with this Section 3.08.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Optional Purchase Notice contemplated by this Section 3.08(c) shall have the right to withdraw such Optional Purchase Notice at any time prior to the close of business on the

Optional Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

The Paying Agent shall promptly notify the Company of the receipt by it of any Optional Purchase Notice or written withdrawal thereof.

SECTION 3.09. Purchase of Notes at Option of the Holder upon Change in Control.

(a) If there shall have occurred a Change in Control, all or any portion of the Notes of any Holder equal to $1,000 or a whole multiple of $1,000, not previously called for redemption, shall be purchased by the Company in cash, at the option of such Holder, at a purchase price equal to 100% of the principal amount of the Notes to be purchased, together with accrued and unpaid interest, if any, to, but not including, the purchase date (the “Change in Control Purchase Price”), on the date (the “Change in Control Purchase Date”) that is not later than 45 Business Days after the date the Company provides notice of a Change in Control in accordance with Section 3.09(b) hereof, provided, however, that if the Change in Control Purchase Date is after a Regular Record Date but on or prior to the corresponding Interest Payment Date, the accrued and unpaid interest becoming due on such Interest Payment Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such on the relevant Regular Record Date according to their terms, and the Change in Control Purchase Price shall not include such interest payment.

If there shall have occurred a Change in Control and all of the consideration for the Common Stock in the transaction or transactions constituting the Change in Control consists of cash (a “Cash Buy-Out”), the Company will pay a Make-Whole Premium to the Holders of the Notes in addition to the Change in Control Purchase Price.

The “Make-Whole Premium” per Note will equal (a) the average of the Closing Trading Prices of a Note for the five Trading Days immediately prior to the Company’s public announcement of the Cash Buy-Out, less (b) the greater of (i) 1,000 or (ii) the product of (x) the average Sale Prices of the Common Stock for the five Trading Days immediately prior to the Company’s public announcement of the Cash Buy-Out and (y) the applicable Conversion Rate; and will be payable in cash or Common Stock at the option of the Company. The Make-Whole Premium, if any, will not be less than zero.

The Make-Whole Premium may be paid for, at the election of the Company, in cash or shares of Common Stock, provided that the shares of Common Stock will be issued out of the Company’s authorized but unissued Common Stock and will, upon issuance, be duly and validly issued and fully paid and nonassessable and free of any preemptive or similar rights. If the Company elects to pay the Make-Whole Premium by delivering shares of Common Stock, the number of shares of Common Stock to be issued shall be equal to (i) the Make-Whole Premium divided by (ii) 95% of the average of the Sale Price of one share of Common Stock for the ten consecutive Trading Days immediately preceding and including the third Trading Day prior to the Change in Control Repurchase Date. The Company shall designate, in the notice of the Change in Control provided to Holders pursuant to Section 3.09(b) hereof, whether the Company will pay the Make-Whole Premium in cash or shares of Common Stock; provided, however, that the Company will pay cash for fractional interest in a share of Common Stock. For purposes of determining the existence of potential fractional interests, all Notes subject to repurchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). The Company may not change its election with respect to the consideration to be paid once the Company has given the notice of Change in Control to Holders pursuant to Section 3.09(b) hereof, except in the event of that the Company does not a sufficient number of authorized and unissued Common Stock to pay the Make-Whole Premium prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Change in Control Repurchase Date.

A “Change in Control” of the Company shall be deemed to have occurred at such time after the original issuance of Notes as any of the following events shall occur:

(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger (except a merger by the Company described in Section 3.09(a)(ii)) or other acquisition transaction or series of transactions, of shares of the Capital Stock of the Company entitling that person to exercise 50% or more of the total voting power of all shares of such Capital Stock entitled to vote generally in elections of directors, other than any acquisition by the Company, any of its Subsidiaries or any employee benefit plans of the Company; or

(ii) any consolidation or merger of the Company with or into any other person, any merger of another person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s properties and assets to another person, other than:

(A) any transaction (1) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Capital Stock of the Company and (2) pursuant to which holders of the Capital Stock of the Company immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Capital Stock of the Company entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction;

(B) any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock of the surviving entity; or

(C) all of the consideration for the Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions constituting the Change in Control consists of common stock traded on a United States national securities exchange or quoted on the Nasdaq National Market, or which will be so traded or quoted when issued or exchanged in connection with the Change in Control, and as a result of such transaction or transactions the Notes become convertible solely into such common stock, or

(iii) during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Board of Directors (together with any new directors whose election to the Board of Directors, or whose nomination for election by the shareholders of the Company, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election were previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

provided, however, that no Change in Control shall be deemed to have occurred if the Sale Price of one share of Common Stock for any five Trading Days within the 10 consecutive Trading Day period ending immediately after the later of the Change in Control and the public announcement of the Change in Control (in the case of a Change in Control under clause (i) or (iii) above) or ending immediately before the Change in Control (in the case of a Change in Control under clause (ii) above) shall equal or exceed 120% of the Conversion Price in effect on each of those five Trading Days.

Beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term “person” shall include any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

(b) Unless the Company shall have theretofore called for redemption all of the outstanding Notes, prior to or on the 30th day after the occurrence of a Change in Control, the Company, or, at the written request and expense of the Company prior to or on the 30th day after such occurrence, the Trustee, shall give to all Holders, in the manner provided in Section 13.02 hereof, notice of the occurrence of the Change in Control and of the purchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a purchase right to the Trustee. The notice shall include a form of Purchase Notice (as defined in Section 3.09(c)) to be completed by the Holder and shall state:

(1) briefly, the events causing a Change in Control and the date of such Change in Control;

(2) the date by which the Purchase Notice pursuant to this Section 3.09 must be given;

(3) the Change in Control Purchase Date;

(4) the Change in Control Purchase Price;

(5) the name and address of the Paying Agent and the Conversion Agent;

(6) that Notes as to which a Purchase Notice has been given may be converted pursuant to Article 10 hereof only if the Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(7) that Notes must be surrendered to the Paying Agent to collect payment;

(8) that the Change in Control Purchase Price for any Note as to which a Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Note as described in (7) above;

(9) briefly, the procedures the Holder must follow to exercise rights under this Section 3.09;

(10) briefly, the conversion rights of the Notes, including the Conversion Rate;

(11) the procedures for withdrawing a Purchase Notice;

(12) that, unless the Company defaults in making payment of such Change in Control Purchase Price, interest on Notes called for redemption will cease to accrue on and after the Change in Control Purchase Date;

(13) the CUSIP number of the Notes; and

(14) whether a Make-Whole Premium shall be paid by the Company and whether such Make-Whole Premium shall be paid in cash or by delivery of shares of Common Stock.

(c) A Holder may exercise its rights specified in Section 3.08(a) hereof upon delivery of a written notice of purchase (a “Purchase Notice”) to the Paying Agent prior to the Change in Control Purchase Date, stating:

(1) the certificate number of the Note, if any, which the Holder will deliver to be purchased or the appropriate Depositary procedures if the Notes are not in certificated form;

(2) the portion of the principal amount of the Note which the Holder will deliver to be purchased, which portion must be $1,000 or any whole multiple thereof; and

(3) that such Note shall be purchased pursuant to the terms and conditions specified in paragraph 6 on the reverse side of the Notes and in this Indenture.

The delivery of such Note to the Paying Agent prior to the Change in Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 3.09 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Purchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.09, a portion of a Note so delivered for purchase if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.09 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Purchase Date and the time of delivery of the Note to the Paying Agent in accordance with this Section 3.09.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.09(c) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written withdrawal thereof.

SECTION 3.10. Effect of Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice specified in Section 3.08(c) or 3.09(c), as the case may be, the Holder of the Note in respect of which such Purchase Notice was given shall (unless such Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price with respect to such Note. Such Purchase Price shall be paid to such Holder, subject to receipt of consideration for the Notes by the Paying Agent, promptly following the later of (x) the Purchase Date with respect to such Note (provided the conditions in Section 3.08(c) or 3.09(c), as the case may be, have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.08(c) or 3.09(c), as the case may be. Notes in respect of which a Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Purchase Notice unless such Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

A Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Purchase Date specifying:

(1) the certificate number of the Note in respect of which such notice of withdrawal is being submitted or, if not in certificated form, the applicable Depositary procedures,

(2) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

(3) the principal amount, if any, of such Note which remains subject to the original Purchase Notice and which has been or will be delivered for purchase by the Company.

There shall be no purchase of any Notes pursuant to Section 3.08 or 3.09, as the case may be, if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Purchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price with respect to such Notes) in which case, upon such return, the Purchase Notice with respect thereto shall be deemed to have been withdrawn.

SECTION 3.11. Deposit of Purchase Price. Prior to 11:00 a.m. (New York City time) on the Purchase Date the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Purchase Price of all the Notes or portions thereof which are to be purchased as of the Purchase Date.

SECTION 3.12. Notes Purchased in Part. Any Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not purchased.

SECTION 3.13. Covenant to Comply with Securities Laws upon Purchase of Notes. In connection with any offer to purchase or purchase of Notes under Section 3.08 or 3.09, as the case may be, hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable, (ii) file the related Schedule TO (or any successor schedule, form or report) or any other schedule required under the Exchange Act, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 3.08 or 3.09, as the case may be, to be exercised in the time and in the manner specified in Section 3.08 or 3.09, as the case may be.

SECTION 3.14. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed as provided in paragraph 10 of the Notes, together with interest or dividends, if any, thereon, held by them for the payment of the Purchase Price; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 3.11 exceeds the aggregate Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date then promptly after the Business Day following the Purchase Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

ARTICLE 4

COVENANTS

SECTION 4.01. Payment of Principal, Premium, Interest on the Notes. The Company will duly and punctually pay the principal of and interest at the Interest Rate in respect of the Notes in accordance with the terms of the Notes and this Indenture. The Company will deposit or cause to be deposited with the Trustee as directed by the Trustee, no later than 11:00 a.m., New York time on the day of the Stated Maturity of any Note or on any Interest Payment Date, all payments so due on such date. Principal amount, Redemption Price, Purchase Price, and cash interest shall be considered paid on the applicable date due if at 11:00 a.m., New York time on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due. Except as otherwise noted, all references to the payment of interest include the payment of Additional Interest Amounts.

The Company shall, to the extent permitted by law, pay cash interest on overdue amounts at the rate per annum set forth in paragraph 1 on the reverse side of the Notes, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such overdue interest shall be payable on demand.

SECTION 4.02. SEC and Other Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If at any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a).

SECTION 4.03. Compliance Certificate. The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2003) an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 4.04. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 4.05. Maintenance of Office or Agency. The Company will maintain in The Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The New York branch office of the Corporate Trust Office of the Trustee, shall initially be such office or agency for all of the aforesaid purposes. The Corporate Trust Office of the Trustee shall provide appropriate contact information therefor upon request. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

SECTION 4.06. Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a holder or any beneficial holder of Notes or shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial holder of Notes or holder of shares of Common Stock issued upon conversion of Notes, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

ARTICLE 5

SUCCESSOR CORPORATION

SECTION 5.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with, merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

(a) either (1) the Company shall be the continuing corporation or (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety is a corporation, limited liability company, partnership or trust that (i) shall be organized and validly existing under the laws of the United States or any State of the United States and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture;

(b) at the time of such transaction, no Event of Default and no event which, after notice or lapse of time, would become an Event of Default, shall have happened and be continuing; and

(c) the Company shall have delivered to the Trustee an Officers’ Certificate stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture pursuant to Section 10.11, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes. Subject to Section 9.06, the Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default. An “Event of Default” occurs if:

(1) the Company fails to pay when due the principal of any of the Notes at Stated Maturity, upon redemption or exercise of a purchase right or otherwise, whether or not such payment is prohibited by Article 11 of this Indenture;

(2) the Company fails to pay an installment of interest (or Additional Interest Amounts, if any) on any of the Notes that continues for 30 days after the date when due, whether or not such payment is prohibited by Article 11 of this Indenture; provided that a failure to make any of the first six scheduled interest payments on the Notes on the applicable Interest Payment Dates will constitute an Event of Default with no grace period;

(3) the Company fails to deliver shares of Common Stock, together with cash in lieu of fractional shares, when such shares of Common Stock or cash in lieu of fractional shares is required to be delivered upon conversion of a Note and such failure continues for 10 days after written notice of default is given to the Company by the Trustee or to the Company and the Trustee by the Holder of such Note;

(4) the Company fails to perform or observe any other term, covenant or agreement contained in the Notes or this Indenture for a period of 60 days after receipt by the Company of a Notice of Default (as defined in this Section 6.01);

(5) (A) one or more defaults in the payment of principal of or premium, if any, on any of the Company’s Indebtedness for borrowed money aggregating $5.0 million or more, when the same becomes due and payable at the scheduled maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived within a 30-day period after the date of a Notice of Default or (B) any of the Company’s Indebtedness for borrowed money aggregating $5.0 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or purchased (other than by regularly scheduled required prepayment) prior to the scheduled maturity thereof and such indebtedness is not discharged or such acceleration is not cured, waived, rescinded or annulled within a 30-day period after the date of a Notice of Default;

(6) the Company or any Significant Subsidiary pursuant to or under or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case or proceeding;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property;

(D) makes a general assignment for the benefit of its creditors;

(E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(F) consents to the filing of such a petition or the appointment of or taking possession by a Custodian;

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary insolvent or bankrupt;

(B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its or their properties; or

(C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 days; or

(8) the Pledge Agreement shall cease to be in full force and effect or enforceable prior to the expiration in accordance with its terms.

A Default under clause (4) or (5) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (4) or (5) above after actual receipt of such notice. Any such notice must be in writing, specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company will deliver to the Trustee, within five Business Days of becoming aware of the occurrence of an Event of Default, written notice thereof. In addition, the Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the lapse of time would become an Event of Default under clause (4) or (5) above, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding by written notice to the Company and the Trustee, may declare the Notes due and payable at their principal amount together with accrued and unpaid interest. Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable.

If an Event of Default specified in Section 6.01(6) or (7) above occurs and is continuing, then the principal and the interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Holder) may rescind or annul an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived, except nonpayment of the principal and any accrued and unpaid cash interest that have become due solely as a result of acceleration, and if all amounts due to the Trustee under Section 7.07 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal and any accrued cash interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Holder), may waive an existing Default and its consequences except (1) an Event of Default described in Section 6.01(1) or (2), (2) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected or (3) a Default which constitutes a failure to convert any Note in accordance with the terms of Article 10. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it against loss, liability or expense. This Section 6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 6.06. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2) the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

(5) the Holders of a majority in aggregate principal amount of the Notes at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

SECTION 6.07. Rights of Holders to Receive Payment and to Convert. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, Redemption Price, Purchase Price or any accrued and unpaid cash interest in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes, and to convert the Notes in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default described in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Notes and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount, Redemption Price, Purchase Price or any accrued and unpaid cash interest in respect of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal amount, Redemption Price, Purchase Price or any accrued and unpaid cash interest and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

(1) to the Trustee for amounts due under Section 7.07;

(2) to Holders for amounts due and unpaid on the Notes for the principal amount, Redemption Price, Purchase Price or any accrued and unpaid cash interest (including, Additional Interest Amounts, if any) as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

(3) the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Notes at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 6.12. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount, Redemption Price, Purchase Price or any accrued and unpaid cash interest in respect of Notes, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

SECTION 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

(e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

SECTION 7.02. Rights of Trustee. Subject to its duties and responsibilities under the provisions of Section 7.01, and, except as expressly excluded from this Indenture pursuant to said Section 7.01, subject also to its duties and responsibilities under the TIA:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

(e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a resolution of the Board of Directors;

(h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

(k) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(l) the Trustee shall not be responsible for information in any notice provision provided to the Trustee by the Company. Before the Trustee acts or refrains from acting, it may require an officer’s certificate and/or an opinion of counsel. The Trustee shall be protected and it shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying

Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture, the Notes or the Pledged Securities, it shall not be accountable for the Company’s use or application of the proceeds from the Notes, it shall not be responsible for any statement in the registration statement for the Notes under the Securities Act or in the Indenture or the Notes (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

SECTION 7.05. Notice of Defaults. If a Default occurs and if it is known to a Responsible Officer of the Trustee, the Trustee shall give to each Holder notice of the Default within 90 days after the occurrence thereof or, if later, within 20 days after its is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Except in the case of a Default described in Section 6.01(1) or (2), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the best interest of Holders. The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default.

SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each securities exchange, if any, on which the Notes are listed. The Company agrees to promptly notify the Trustee whenever the Notes become listed on any securities exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Company agrees:

(a) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

(b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c) to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including reasonable attorney’s fees and expenses and taxes (other than taxes based upon, measured by or determined by reference to the income of the Trustee)) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

To secure the Company’s payment obligations in this Section 7.07, the Holders shall have been deemed to have granted to the Trustee a lien prior to the Notes on all money or property held or collected by the Trustee, except for the Pledged Securities and money and property held in trust to pay the principal amount, Redemption Price, Purchase Price, or cash interest, if any, as the case may be, on particular Notes.

The Company’s payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7), the expenses, including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08. Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee and shall remove the Trustee if:

(1)	the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 8

DISCHARGE OF INDENTURE

SECTION 8.01. Discharge of Liability on Notes. When all outstanding Notes will become due and payable within one year of their Stated Maturity and the Company has deposited with the Trustee cash sufficient to pay and discharge all outstanding Notes on the date of their Stated Maturity, then the Company may discharge its obligations under this Indenture while Notes remain outstanding; provided that provisions of Section 2.03, Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 2.12, Section 4.01, Section 4.05, Section 7.07, Article 10 and this Article 8 shall survive until the Notes have been paid in full. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel and at the cost and expense of the Company.

SECTION 8.02. Repayment of the Company. The Trustee and the Paying Agent shall promptly return to the Company upon written request (i) any excess money held by them at any time and (ii) any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.

SECTION 8.03. Deposited Monies to Be Held in Trust by Trustee. Subject to Section 8.02, all monies deposited with the Trustee pursuant to Section 8.01 shall be held in trust for the sole benefit of the Holders and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders for the payment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest.

SECTION 8.04. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Sections 8.01 and 8.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Sections 8.01 and 8.03; provided, however, that if the Company makes any payment of interest on or principal of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENTS

SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Notes without the consent of any Holder for the purposes of, among other things:

(1) adding to the Company’s covenants for the benefit of the Holders;

(2) surrendering any right or power conferred upon the Company;

(3) providing for conversion rights of Holders if any reclassification or change of Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s assets occurs;

(4) increasing the Conversion Rate; provided that the increase will not adversely affect the interests of Holders in any material respect;

(5) complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6) making any changes or modifications to this Indenture necessary in connection with the registration of the Notes under the Securities Act as contemplated by the Registration Rights Agreement; provided that this action does not adversely affect the interests of the Holders in any material respect;

(7) curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision contained in this Indenture; provided that such modification or amendment does not adversely affect the interests of the Holders in any material respect; or

(8) adding or modifying any other provisions which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders in any material respect;

(9) complying with Article 5;

(10) providing for uncertificated Notes in addition to the Certificated Notes so long as such uncertificated Notes are in registered form for purposes of the Internal Revenue Code of 1986, as amended; or

(11) providing for the appointment of a successor trustee.

SECTION 9.02. With Consent of Holders. With the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding or by the adoption of a resolution at a meeting of Holders at which a quorum is present by at least a majority in aggregate principal amount of the Notes represented at the meeting, the Company may modify and amend this Indenture or the Notes and waive noncompliance by the Company. However, without the consent of each Holder affected, a modification, amendment or waiver to this Indenture or the Notes may not:

(1) change the maturity of the principal of or any installment of interest on any Note or any payment of Additional Interest Amounts;

(2) reduce the principal amount of, or interest on or any payment of Additional Interest Amounts on, any Note;

(3) change the currency of payment of principal of, or interest on any Note;

(4) impair the right to institute suit for the enforcement of any payment on or with respect to, or conversion of, any Note;

(5) except as otherwise permitted or contemplated by provisions of this Indenture concerning corporate reorganizations, materially adversely affect the purchase option of Holders or the conversion rights of Holders;

(6) modify the provisions of this Indenture or the Pledge Agreement relating to the pledge of securities as contemplated in Article 12 in a manner adverse to the Holders in any material respect;

(7) modify the subordination provisions of the Notes in a manner adverse to the Holders in any material respect; or

(8) reduce the percentage in aggregate principal amount of Notes outstanding necessary to modify or amend this Indenture or to waive any past default.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

SECTION 9.03. Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

SECTION 9.04. Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Note hereunder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same obligation as the consenting Holder’s Note, even if notation of the consent, waiver or action is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Holder.

SECTION 9.05. Notation on or Exchange of Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.

SECTION 9.06. Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

SECTION 9.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 10

CONVERSION

SECTION 10.01. Conversion Right and Conversion Rate. Subject to the further provisions of this Article 10, a Holder of a Note may convert the principal amount of such Note (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Common Stock at any time prior to the close of business on the last Business Day prior to the Final Maturity Date or such earlier date set forth in this Article 10, at the Conversion Rate then in effect; provided, however, that, if such Note is called for redemption pursuant to Article 3, such conversion right shall terminate at the close of business on the second Business Day prior to the Redemption Date for such Note (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is redeemed). The number of shares of Common Stock issuable upon conversion of a Note shall be determined by dividing the principal amount of the Note or portion thereof surrendered for conversion by $1,000, and then multiplying the quotient by the Conversion Rate in effect on the Conversion Date. The initial “Conversion Rate” is 62.5027 shares of Common Stock per $1,000 principal amount of the Notes and is subject to adjustment as provided in this Article 10.

If a Holder converts their Notes pursuant to clause (4) below and the merger, consolidation, share exchange or sale also constitutes a Cash Buy-Out, such Holder will be entitled to receive an amount, payable in cash or Common Stock, at the option of the Company, equal to the Make-Whole Premium in addition to the shares of Common Stock deliverable upon conversion of their Notes.

A Holder may convert all or any portion of their Notes into Common Stock only under the following circumstances:

(1)	prior to the close of business on the last Business Day prior to the Final Maturity Date during any calendar quarter, if the Sale Price of the Common Stock on at least 20 Trading Days (whether or not consecutive) in the period of 30 consecutive Trading Days ending on the last Trading Day of such immediately preceding calendar quarter exceeds 110% of the Conversion Price per share of Common Stock on the last day of such immediately preceding calendar quarter, the Company shall determine after the end of each applicable calendar quarter whether the Notes shall be convertible as a result of the occurrence of an event specified in clause (1) above and, if the Notes shall be so convertible, the Company shall, not later than the fifth Business Day of the subsequent calendar quarter notify the Conversion Agent and the Trustee thereof that the Notes shall be convertible; if the Notes become convertible pursuant to clause (1) above, they will remain convertible regardless of future changes in the Sale Price of the Common Stock;

(2)	Notes have been called for redemption (and only those Notes that have been called for redemption) by the Company pursuant to a notice of redemption given as provided in Article 3 at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date for such Notes (provided that, anything herein to the contrary notwithstanding, in the case of any Note that shall have been called for redemption in part, only the portion of such Note that shall have been called for redemption may be converted);

(3)	in the event that:

(i) the Company makes a distribution to all holders of its Common Stock of rights or warrants entitling them (for a period expiring within 60 days after the record date for such distribution) to purchase Common Stock at a price per share at less than the Sale Price of the Common Stock on the Trading Day immediately preceding the date of declaration of such distribution; or

(ii) the Company makes a distribution to all holders of its Common Stock of the Company’s assets, debt securities or rights to purchase its securities (other than rights referred to clause (i) above), if such distribution has a per share value exceeding 15% of the Sale Price of the Common Stock on the Trading Day immediately preceding the date of declaration of such distribution, then, in each case, the Company shall give notice to Holders at least 20 Business Days prior to the Ex-Dividend Date for such distribution and, from and after the date of such notice, Holders may convert their Notes at any time until the close of business on the earlier of the Business Day immediately preceding the Ex-Dividend Date and the date on which the Company publicly announces that such distribution will not take place; provided that no Holder may exercise their conversion right pursuant to this clause (d) if the Holder otherwise may participate in the distribution without conversion of the Notes;

(4)

the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of the assets of the Company, then the Holders may convert Notes at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction (as such anticipated date is set forth in a written notice from the Company mailed to Holders) until (but not including) the close of business on the 15th day after the actual effective date of such transaction (or, if such merger, consolidation or share exchange also constitutes a Change in Control, until the corresponding Change in Control Purchase Date). If such merger, consolidation, binding share exchange or transfer of all or substantially all of the assets of the Company occurs, then, from and after the effective time of the transaction, the right to convert Notes into shares of Common Stock will be changed into a right to convert Notes into the kind and amount of cash, securities or other assets of the Company or other Person which the Holder would have received if the Holder had converted its Notes immediately prior to the effective time of such transaction, notwithstanding the above clause (4), the Notes will not become convertible by reason of a merger, consolidation or other transaction effect by the Company or one of the direct or indirect Subsidiaries of the Company for the purpose of changing the Company’s state of incorporation to any other state within the United States or the District of Columbia; or

(5)	during the five consecutive Business Day period following any five consecutive Trading Day period ending at any time on or prior to March 29, 2019 in which the Trading Price per Note for each day of such five Trading Day period was less than 98% of the Conversion Value for the Notes for such Trading Day.

In connection with any conversion upon satisfaction of clause (5) above, the Trustee shall have no obligation to determine the Trading Price of the Notes, provided that the Company may request the Trustee to direct the Bid Solicitation Agent to make such determination to obtain such bid quotation in accordance with the foregoing clause (5). The Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per Note would be less than 98% of the Conversion Value of the Notes. At such time, the Company shall instruct the Trustee to direct the Bid Solicitation Agent to determine the Trading Price of the Notes in accordance with the foregoing procedures beginning on the next Trading Day and on each successive Trading Day until the Trading Price per Note is greater than or equal to 98% of the Conversion Value of the Notes.

SECTION 10.02. Exercise of Conversion Right. To exercise the conversion right, the Holder of any Note to be converted shall in the case of Global Notes, comply with the procedures of the Depositary in effect at that time, and, in the case of Certificated Notes, surrender such Note duly endorsed or assigned to the Company or in blank, at the office of any Conversion Agent, accompanied by a duly signed conversion notice substantially in the form attached to the Note to the Company stating that the Holder elects to convert such Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest to be received on such Interest Payment Date on the principal amount of Notes being surrendered for conversion, unless the

Company exercises its right to redeem such Notes during such period in accordance with Article 3.

Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Notes for conversion in accordance with the foregoing provisions (the “Conversion Date”), and at such time the rights of the Holders of such Notes as Holders shall cease (and all obligations of the Company with respect thereto shall be deemed satisfied, including with respect to the principal amount and any accrued and unpaid interest), and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the Conversion Date, the Company shall cause to be issued and delivered to such Conversion Agent a certificate or certificates for or, if applicable, other book-entry confirmation representing the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share as provided in Section 10.03 hereof.

Except as specifically provided herein, no cash payment or other adjustment will be made on conversion of any Notes for interest accrued thereon or for dividends on any Common Stock. Accrued and unpaid interest will be deemed paid in full rather than canceled, extinguished or forfeited.

In the case of any Certificated Note which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Notes.

If shares of Common Stock to be issued upon conversion of a Restricted Note or portion thereof are to be registered in a name other than that of the Holder of such Restricted Note, such Holder must deliver to the Conversion Agent a certificate in substantially the form set forth in the form of Note set forth in Exhibit C annexed hereto, dated the date of surrender of such Restricted Note and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Note. Neither the Trustee nor any Conversion Agent, Registrar or Transfer Agent shall be required to register in a name other than that of the Holder shares of Common Stock or Notes issued upon conversion of any such Restricted Note not so accompanied by a properly completed certificate.

SECTION 10.03. Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Sale Price per Share of the Common Stock as of the Trading Day preceding the Conversion Date.

SECTION 10.04. Adjustment of Conversion Rate. The Conversion Rate shall be subject to adjustments, calculated by the Company, from time to time as follows:

(a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction:

(1) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination and the total number of shares constituting such dividend or other distribution, and

(2) the denominator of which shall be the sum of such number of shares.

Such increase shall become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 10.04(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced. In each such case, the Conversion Rate shall be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such subdivision or combination and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination. Such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(c) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock (other than as contemplated by Section 10.14) entitling them (for a period of not more than 60 days) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a Conversion Price per share) less than the Current Market Price on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Rate in effect at the opening of business on the date after such Record Date by a fraction:

(1) the numerator of which shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible), and

(2) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate Conversion Price of the convertible securities so offered) would purchase at such Current Market Price.

Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

(d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 10.04(a) applies) or evidences of its indebtedness or other assets, including securities, but excluding (1) any rights or warrants referred to in Section 10.04(c) or 10.14, (2) any dividends or distributions in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 10.11 hereof applies and (3) dividends and distributions paid exclusively in cash referred to in Section 10.04(e) (the securities described in foregoing clauses (1), (2) and (3) hereinafter in this Section 10.04(d) called the “excluded securities”), then, in each such case, subject to the second succeeding paragraph of this Section 10.04(d), the Conversion Rate shall be adjusted so that the same shall be equal to the price determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

(1) the numerator of which shall be such Current Market Price, and

(2) the denominator of which shall be the Current Market Price on such date, less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) on such date of the portion of the securities or other assets so distributed (other than excluded securities) applicable to one share of Common Stock (determined on the basis of the number of shares of the Common Stock outstanding on the Record Date).

Such increase shall become effective immediately prior to the opening of business on the day following the Record Date. However, in the event that the then fair market value (as so determined) of the portion of the securities so distributed (other than excluded securities) applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of securities so distributed (other than excluded securities) such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

If the Board of Directors determines the fair market value of any distribution for purposes of this Section 10.04(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution (other than excluded securities), it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 10.04(g) to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interests of the Holder.

For purposes of this Section 10.04(d) and Sections 10.04(a), 10.04(b) and 10.04(c), any dividend or distribution to which this Section 10.04(d) is applicable that also includes shares of Common Stock, a subdivision or combination of Common Stock to which Section 10.04(b) applies, or rights or warrants to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) to which Section 10.04(c) applies (or any combination thereof), shall be deemed instead to be:

(1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Sections 10.04(a), 10.04(b) and 10.04(c) apply, respectively (and any Conversion Rate increase required by this Section 10.04(d) with respect to such dividend or distribution shall then be made), immediately followed by

(2) a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Rate increase required by Sections 10.04(a), 10.04(b) and 10.04(c) with respect to such dividend or distribution shall then be made), except:

(A) the Record Date of such dividend or distribution shall be substituted as (x) “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “Record Date fixed for such determinations” and “Record Date” within the meaning of Section 10.04(a), (y) “the day upon which such subdivision becomes effective” and “the day upon which such combination becomes effective” within the meaning of Section 10.04(b), and (z) as “the date fixed for the determination of stockholders entitled to receive such rights or warrants”, “the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and such “Record Date” within the meaning of Section 10.04(c), and

(B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 10.04(a) and any increase or reduction in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

(e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock, cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 10.11 hereof applies or as part of a distribution referred to in Section 10.04(d) hereof), then and in each such case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such Record Date by a fraction:

(i) the numerator of which shall be equal to the Current Market Price on such Record Date, and

(ii) the denominator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the aggregate amount of the cash distributed and (y) the number of shares of Common Stock outstanding on the Record Date.

In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(f) In case the Company or any of its Subsidiaries pays holders of the Common Stock in respect of a tender offer or exchange offer, other than an odd-lot offer, by the Company or any of its Subsidiaries for shares of Common Stock to the extent that the cash and fair market value of any other consideration included in the payment per share of Common Stock exceeds the Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Time”), then, and in each such case, the Conversion Rate shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to close of business on the date of the Expiration Time by a fraction:

(1) the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and

(2) the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time.

Such increase (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. If the application of this Section 10.04(f) to any tender offer or exchange offer would result in an increase in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 10.04(f).

(g) For purposes of this Section 10.04, the following terms shall have the meanings indicated:

“Current Market Price” shall mean the average of the daily Sale Prices per share of Common Stock for the ten consecutive Trading Days ending not later than the earlier of the date immediately prior to the date in question and the day before the “ex” date with respect to the issuance, distribution, subdivision or combination requiring such computation. If another issuance, distribution, subdivision or combination to which Section 10.04 applies occurs during the period applicable for calculating “Current Market Price” pursuant to the preceding definition, then “Current Market Price” shall be appropriately adjusted to reflect the impact of such issuance, distribution, subdivision or combination on the Sale Price of the Common Stock during such period. For purposes of this paragraph, the term “ex” date, when used:

(A) with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Sale Price was obtained without the right to receive such issuance or distribution;

(B) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and

(C) with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 10.04, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 10.04 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

(2) “fair market value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction.

(3) “Record Date” shall mean for purposes of this Article 10, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(h) The Company may make such increases in the Conversion Rate, in addition to those required by Section 10.04(a), (b), (c), (d), (e) or (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and the increase is irrevocable during the period and the Board of Directors determines in good faith that such increase would be in the best interests of the Company, which determination shall be conclusive and set forth in a Board Resolution. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Section 10.04(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. In the event that, on the date that is five Business Days prior to the maturity of the Notes (whether at Stated Maturity or otherwise), an adjustment has been carried forward pursuant to the preceding sentence but has not yet been taken into account in an adjustment to the Conversion Rate and notwithstanding the first sentence of this paragraph (i), an adjustment to the Conversion Rate will be made on such date in accordance with the relevant paragraph of this Section 10.04. All calculations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock. No adjustment in the Conversion Rate shall be required if the Holders participate in the transactions that would otherwise lead to an adjustment in the Conversion Rate pursuant to this Section 10.04.

(j) In any case in which this Section 10.04 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Note converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 10.03 hereof.

(k) For purposes of this Section 10.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

SECTION 10.05. Notice of Adjustments of Conversion Rate. Whenever the Conversion Rate is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section 10.04(h) for which the notice required by such paragraph has been provided), the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based. Promptly after delivery of such Officers’ Certificate, the Company shall prepare a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective, and shall mail, or cause the Trustee to mail, at the Company’s expense, such notice to each Holder at the address of such Holder as it appears in the Register within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

SECTION 10.06. Notice Prior to Certain Actions. In case at any time after the date hereof:

(1) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

(2) the Company shall authorize (other than pursuant to a Rights Plan) the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class (or of securities convertible into shares of capital stock of any class) or of any other rights;

(3) there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

(4) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Notes pursuant to Section 4.05 hereof, and shall cause to be provided to the Trustee and all Holders in accordance with Section 13.02 hereof, at least 15 days prior to the applicable record or effective date hereinafter specified, a notice stating:

(A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or

(B) the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (1) through (4) of this Section 10.06.

SECTION 10.07. Company to Reserve Common Stock. The Company shall at all times use its best efforts to reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Notes, the full number of shares of fully paid and nonassessable Common Stock then issuable upon the conversion of all Notes outstanding.

SECTION 10.08. Taxes on Conversions. Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. A Holder delivering a Note for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

SECTION 10.09. Covenant as to Common Stock. The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and nonassessable.

SECTION 10.10. Cancellation of Converted Notes. All Notes delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.10.

SECTION 10.11. Effect of Reclassification, Consolidation, Merger or Sale. If any of following events occur, namely:

(1) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

(2) any merger, consolidation, statutory share exchange or combination of the Company with another corporation, or

(3) any sale or conveyance of all, or substantially all, the properties and assets of the Company to any other Person,

in each case, as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that such Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash or any combination thereof) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Notes been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then for the purposes of this Section 10.11 the kind and amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of

Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the purchase rights set forth in Sections 3.08 and 3.09 hereof.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 10.11 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

If this Section 10.11 applies to any event or occurrence, Section 10.04 hereof shall not apply to such event or occurrence.

SECTION 10.12. Adjustment for Other Distributions. If, after the Issue Date of the Notes, the Company pays a dividend or makes a distribution to all holders of its Common Stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, the Conversion Rate shall be adjusted in accordance with the formula:

P´ = P x 1/(1 + M/F)

where:

P´ = the adjusted Conversion Rate.

P = the current Conversion Rate.

F = the fair market value of the securities distributed in respect of each share of Common Stock, which shall be the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Post-Distribution Prices of those securities distributed for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date.

M = the average of the Post-Distribution Prices of the Common Stock for the 10 Trading Days commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences for such dividend or distribution on the principal United States exchange or market which such securities are then listed or quoted (the “Ex-Dividend Date”).

“Post-Distribution Price” of Capital Stock or any similar equity interest on any date means the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a “when issued” basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange or market on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange or market, as reported by the Nasdaq system or by the National Quotation Bureau Incorporated; provided that if on any date such units have not traded on a “when issued” basis, the Post-Distribution Price shall be the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a “regular way” basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the Nasdaq system or by the National Quotation Bureau Incorporated. In the absence of such quotation, the Company shall be entitled to determine the Post-Distribution Price on the basis of such quotations, which reflect the post-distribution value of the Capital Stock or equity interests as it considers appropriate.

SECTION 10.13. Responsibility of Trustee for Conversion Provisions. The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Note; and it or they do not make any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other securities or property upon the surrender of any Note for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible or liable for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

SECTION 10.14. Rights Issued in Respect of Common Stock Issued Upon Conversion. In the event that the Company implements a new preferred shares rights plan or any similar plan (a “Rights Plan”), or the Company’s current Rights Plan is still in effect, upon conversion of the Notes into Common Stock, to the extent that any such Rights Plan has been implemented and is still in effect upon such conversion, the holders of Notes will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph (including the issuance of the rights, the distribution of separate certificates representing the rights, the exercise or redemption of such rights in accordance with the applicable rights agreement and the termination or invalidation of the rights) shall not constitute a distribution of rights or warrants pursuant to Section 10.04.

ARTICLE 11

SUBORDINATION

SECTION 11.01. Agreement to Subordinate. The Company agrees, and each Holder by accepting a Note agrees, that the principal of and interest on and other obligations of any kind evidenced by the Notes and this Indenture are subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment in full in cash or cash equivalents (or otherwise to the extent Holders accept satisfaction of amounts due by settlement in other than cash or cash equivalents) of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

SECTION 11.02. Liquidation; Dissolution; Bankruptcy. In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company (except in connection with the consolidation or merger of the Company or its liquidation or dissolution following the conveyance, transfer or lease of its properties and assets substantially upon the terms and conditions described in Article 5), the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or cash equivalents (or otherwise to the extent Holders accept satisfaction of amounts due by settlement in other than cash or cash equivalents) of all Senior Indebtedness, or provision shall be made for such payment in full, before the Holders will be entitled to receive any payment or distribution of any kind or character (other than (i) payments made pursuant to the Pledge Agreement, and (ii) any payment or distribution in the form of equity securities or senior subordinated securities or subordinated securities of the Company or any successor obligor that, in the case of any such senior subordinated securities or subordinated securities, are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to at least the same extent as the Notes are so subordinated (such equity securities or senior subordinated securities or subordinated securities hereinafter being “Permitted Junior Securities”)); and any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than (i) any payments made pursuant to the Pledge Agreement or (ii) a payment or distribution in the form of Permitted Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article 11 shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness to the extent necessary to make payment in full in cash or cash equivalents (or otherwise to the extent Holders accept satisfaction of amounts due by settlement in other than cash or cash equivalents) of all Senior Indebtedness remaining unpaid, or to have such payment duly provided for, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

SECTION 11.03. Default on Designated Senior Indebtedness. (a) No payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities (other than (i) any payments made pursuant to the Pledge Agreement or (ii) payments in the form of Permitted Junior Securities), may be made by or on behalf of the Company on account of principal of, or Additional Interest Amounts, if any, or interest on the Notes or on account of the purchase, redemption or other acquisition of Notes upon the occurrence of any Payment Default until such Payment Default shall have been cured or waived in writing or shall have ceased to exist or the Designated Senior Indebtedness giving rise to such Payment Default shall have been discharged or paid in full in cash or cash equivalents (or otherwise to the extent Holders accept satisfaction of amounts due by settlement in other than cash or cash equivalents). “Payment Default” shall mean a default in payment, whether at scheduled maturity, upon scheduled installment, by acceleration or otherwise, of principal of, or interest on Designated Senior Indebtedness beyond any applicable grace period.

(b) No payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities (other than (i) any payments made pursuant to the Pledge Agreement or (ii) payments in the form of Permitted Junior Securities), may be made by or on behalf of the Company on account of principal of, or interest on the Notes or on account of the purchase, redemption or other acquisition of Notes during a Payment Blockage Period (as defined below), upon the occurrence of any event of default with respect to any Designated Senior Indebtedness other than any Payment Default pursuant to which the maturity thereof may be accelerated (a “Non-Payment Default”) .

The Payment Blockage Period shall mean the period (each, a “Payment Blockage Period”) commencing upon the date of receipt by the Trustee of written notice from the representative of the holders of the Designated Senior Indebtedness in respect of which the Non-Payment Default exists and shall end on the earliest of:

(i) 179 days thereafter (provided that any Designated Senior Indebtedness as to which notice was given shall not theretofore have been accelerated);

(ii) the date on which such Non-Payment Default is cured, waived or ceases to exist;

(iii) the date on which such Designated Senior Indebtedness is discharged or paid in full; or

(iv) the date on which such Payment Blockage Period shall have been terminated by written notice to the Trustee or the Company from the representative initiating such Payment Blockage Period,

after which the Company will resume making any and all required payments in respect of the Notes, including any missed payments and Additional Interest Amounts, if any. In any event, not more than one Payment Blockage Period may be commenced during any period of 365 consecutive days. No Non-Payment Default that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be made, the basis for the commencement of a subsequent Payment Blockage Period, unless such Non-Payment Default has been cured or waived for a period of not less than 90 consecutive days subsequent to the commencement of such initial Payment Blockage Period.

SECTION 11.04. Acceleration of Notes. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

SECTION 11.05. When Distribution Must Be Paid Over. In the event that, notwithstanding the provisions of Sections 11.02 and 11.03, any payment or distribution of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder which is prohibited by such provisions, then such payment shall be held for the benefit of, and shall be paid over and delivered by such Trustee or Holder to, the representative of holders of Senior Indebtedness, as their interests may appear, for application to Senior Indebtedness to the extent necessary to pay or to provide for the payment of all such Senior Indebtedness in full in cash or cash equivalents (or otherwise to the extent Holders accept satisfaction of amounts due by settlement in other than cash or cash equivalents).

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 11, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 11.06. Notice by the Company. The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any obligations with respect to the Notes to violate this Article 11, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article 11.

SECTION 11.07. Subrogation. After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness that is equal in right of payment to the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article 11 to holders of Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company of the Notes.

SECTION 11.08. Relative Rights. This Article 11 defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall: (i) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; (ii) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or (iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Notes. If the Company fails because of this Article 11 to pay principal of or interest on a Note on the Stated Maturity date or an Interest Payment Date, as the case may be, the failure is still a Default or Event of Default.

SECTION 11.09. Subordination May Not Be Impaired by the Company. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

Without in any way limiting the generality of this Section 11.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 11 or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release, foreclose against or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company, and Subsidiary thereof or any other Person.

SECTION 11.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of any Senior Indebtedness, the distribution may be made and the notice given to their trustee or representative.

Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative(s) or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, all holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

SECTION 11.11. Rights of Trustee and Paying Agent. Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any obligations with respect to the Notes to violate this Article 11. Only the Company or representative may give the notice. Nothing in this

Article 11 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.06.

The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee.

ARTICLE 12

SECURITY

SECTION 12.01. Security.

(a) At the Closing Time, the Company shall (i) enter into the Pledge Agreement and comply with the terms and provisions thereof and (ii) purchase the Initial Pledged Securities to be pledged to the Trustee for its benefit and the ratable benefit of the Holders in such amount as will be sufficient, upon receipt of scheduled interest and principal payments of such Initial Pledged Securities, as computed by the Company, to provide for payment in full of the first six scheduled interest payments (up to and including the interest payment due on March 29, 2007 but excluding Additional Interest Amounts), on the Notes when due. The Initial Pledged Securities shall be pledged by the Company to the Trustee for its benefit and the ratable benefit of the Holders and shall be held by the Trustee in the Pledged Account pending disposition pursuant to the Pledge Agreement.

(b) On each relevant Date of Delivery (if such Date of Delivery is different from the Closing Time), the Company shall (i) enter into a supplement to the Pledge Agreement and comply with the terms and provisions thereof and (ii) purchase the Additional Pledged Securities to be pledged to the Trustee for its benefit and the ratable benefit of the Holders in such amount as will be sufficient upon receipt of scheduled interest and principal payments of such Additional Pledged Securities, as computed by the Company, to provide for payment in full of the first six scheduled interest payments due on the Notes issued in connection therewith. The Additional Pledged Securities shall be pledged by the Company to the Trustee for its benefit and the ratable benefit of the Holders and shall be held by the Trustee in the Pledged Account pending disposition pursuant to the Pledge Agreement.

(c) Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of the Pledged Securities) as the same may be in effect or may be amended from time to time in writing by the parties thereto (provided that no amendment that would materially adversely affect the rights of the Holders may be effected without the consent of each Holder affected thereby), and authorizes and directs the Trustee to enter into the Pledge Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Trustee the security interest in the Pledged Securities contemplated hereby, by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purpose herein expressed. The Company shall take, or shall cause to be taken, upon request of the Trustee, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the obligations of the Company under this Indenture and the Notes as provided in the Pledge Agreement, valid and enforceable first priority perfected liens in and on all the Pledged Securities, in favor of the Trustee for its benefit and the ratable benefit of the Holders, superior to and prior to the rights of third Persons and subject to no other Liens.

(d) The release of any Pledged Securities pursuant to the Pledge Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Securities are released pursuant to this Indenture and the Pledge Agreement. To the extent applicable, the Company shall cause Section 314(d) of the TIA relating to the release of property or securities from the Lien and security interest of the Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge Agreement to be complied with. Any certificate or opinion required by Section 314(d) of the TIA may be made by an Officer of the Company, except in cases where Section 314(d) of the TIA requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Company.

(e) The Company shall cause Section 314(b) of the TIA, relating to Opinions of Counsel regarding the Lien under the Pledge Agreement, to be complied with. The Trustee may, to the extent permitted by Section 7.01 and 7.02 hereof, accept as conclusive evidence of compliance of the foregoing provisions the appropriate statements contained in such Opinions of Counsel.

(f) The Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Pledge Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company thereunder. The Trustee shall have the authority necessary in order to institute and maintain such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Pledged Securities (including the authority to institute and maintain suits or proceedings to restrain the enforcement of, or compliance with, any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

(g) Beyond the exercise of reasonable care in the custody and preservation thereof, the Trustee shall have no duty as to any Pledged Securities in its possession or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto, and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Pledged Securities. The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Securities in its possession if the Pledged Securities are accorded treatment substantially equal to that which it accords its own property or property held in similar accounts and shall not be liable or responsible for any loss or diminution in the value of any of the Pledged Securities, by reason of the act or omission of the Trustee, any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

(h) The Trustee shall not be responsible for the existence, genuineness or value of any of the Pledged Securities or for the validity, perfection, priority or enforceability of the Liens in any of the Pledged Securities, whether impaired by operation of law or otherwise, for the validity or sufficiency of the Pledged Securities or any agreement or assignment contained therein, for the validity of the title of the Company to the Pledged Securities, for insuring the Pledged Securities or for the payment of taxes, charges, assessments or Liens upon the Pledged Securities or otherwise as to the maintenance of the Pledged Securities. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or the Pledge Agreement by the Company.

ARTICLE 13

MISCELLANEOUS

SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded, the Indenture provision so modifying or excluding such provision of the TIA shall be deemed to apply.

SECTION 13.02. Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows, or, other than notices to the Company, transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

if to the Company:

Sunterra Corporation

3865 West Cheyenne Avenue

North Las Vegas, Nevada 89032

Attention: Frederick C. Bauman

Facsimile No.: (702) 304-7099

if to the Trustee:

Wells Fargo Bank, National Association

MAC N9303-120

Sixth Street and Marquette Avenue

Minneapolis, MN 55479

Attention: Michael T. Lechner

Facsimile No.: (612) 667-9825

The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

SECTION 13.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05. Statements Required in Certificate or Opinion. Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that each person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

SECTION 13.06. Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.07. Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

SECTION 13.08. Legal Holidays. A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Notes, no interest, if any, shall accrue for the intervening period.

SECTION 13.09. GOVERNING LAW. THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 13.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

SECTION 13.11. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

SUNTERRA CORPORATION

By:	/s/ Steven E. West

	Name:	Steven E. West
	Title:	Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee

By:	/s/ Michael T. Lechner

	Name:	Michael T. Lechner
	Title:	Assistant Vice President

EXHIBIT A

[FORM OF GLOBAL NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF SUNTERRA CORPORATION (THE “COMPANY”) THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (A) PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR THE ISSUE DATE OF OPTIONAL NOTES, IF ANY) AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE), OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR” AS DEFINED IN RULE 501 (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT (“INSTITUTIONAL ACCREDITED INVESTOR”) THAT IS ACQUIRING THIS NOTE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE COMPANY AND THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE

FORM OF WHICH LETTER MAY BE OBTAINED FROM THE TRUSTEE), (4) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES PRIOR TO A TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (5) ABOVE), THE HOLDER OF THIS NOTE MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AND LEGAL OPINIONS AS THEY MAY REASONABLY REQUIRE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS A QUALIFIED INSTITUTIONAL BUYER AND THAT IT IS HOLDING THIS NOTE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS NOTE OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE EXCEPT AS PERMITTED BY THE SECURITIES ACT.

SUNTERRA CORPORATION

3 3/4% Senior Subordinated Convertible Notes due 2024

CUSIP NO. 86787DAA7

No.:

Issue Date: March 29, 2004

SUNTERRA CORPORATION, a Maryland corporation, promises to pay to Cede & Co. or registered assigns, the principal sum of NINETY-FIVE MILLION Dollars ($95,000,000) on March 29, 2024.

This Note shall bear interest as specified on the other side of this Note. This Note is convertible as specified on the other side of this Note.

Additional provisions of this Note are set forth on the other side of this Note.

SUNTERRA CORPORATION

Dated: March 29, 2004	By

Name:
Title:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

Wells Fargo Bank, National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture (as defined on the other side of this Note).

By

Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF NOTE]

3 3/4% Senior Subordinated Convertible Notes due 2024

Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture (the “Indenture”) dated March 29, 2004 between the Company and Wells Fargo Bank, National Association (the “Trustee”) unless otherwise indicated.

1.	Cash Interest.

The Company promises to pay interest at the Interest Rate in cash on the principal amount of this Note. The Company will pay cash interest semiannually in arrears on March 29 and September 29 of each year (each an “Interest Payment Date”), beginning on September 29, 2004, to Holders of record at the close of business on the preceding March 15 and September 15 (whether or not a business day) (each a “Regular Record Date”), as the case may be, immediately preceding such Interest Payment Date. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided or, if no interest has been paid, from the Issue Date. Cash interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay cash interest on overdue principal at the rate borne by the Notes, and it shall pay interest in cash on overdue installments of cash interest at the same rate to the extent lawful. All such overdue cash interest shall be payable on demand. Upon conversion, accrued and unpaid interest shall be deemed paid in full rather than cancelled, extinguished or forfeited.

2.	Method of Payment.

Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the principal of, and cash interest on this Note and in respect of Redemption Prices, Purchase Prices and the Make-Whole Premium, if any, to Holders who surrender Notes to a Paying Agent to collect such payments in respect of the Notes. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check or wire transfer payable in such money. Notwithstanding the foregoing, so long as this Note is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day.

3.	Paying Agent, Conversion Agent and Registrar.

Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, The Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.	Indenture.

The Company issued the Notes under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Notes are general unsecured senior subordinated obligations of the Company (except as provided in Paragraph 15 hereof) limited to $95,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The Indenture does not limit other Indebtedness of the Company, secured or unsecured.

5.	Optional Redemption.

This Note is not redeemable prior to March 29, 2007. On and after March 29, 2007, the Company may, at its option, redeem the Notes in whole at any time or in part from time to time, in cash, on any date prior to Stated Maturity, only if the Sale Price of the Common Stock has exceeded 150% of the Conversion Price then in effect for at least 20 Trading Days in any consecutive 30-Trading Day period ending on the Trading Day prior to the date of mailing of the notice of optional redemption pursuant to Section 3.04 of the Indenture. On and after March 29, 2011, the Company may at its option, redeem the Notes in whole at any time or in part from time to time, in cash. If the Company redeems the Notes at its option, the Notes will be redeemed, upon notice as set forth in Section 3.04 of the Indenture, at a redemption price equal to 100% of the principal amount (the “Redemption Price”), plus accrued and unpaid interest, if any, to (but not including) the Redemption Date. If a Redemption Date is after a Regular Record Date but on or prior to the corresponding Interest Payment Date, the accrued and unpaid interest becoming due on such date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such on the relevant Regular Record Date according to their terms, and the Redemption Price shall not include such interest payment. If fewer than all the Notes are to be redeemed, the Trustee shall select the particular Notes to be redeemed from the outstanding Notes by the methods as provided in the Indenture.

On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price and accrued and unpaid interest.

Notice of redemption will be given by the Company to the Holders as provided in the Indenture.

No sinking fund is provided for the Notes.

6.	Purchase by the Company at Option of the Holder.

On March 29, 2011, March 29, 2014 and March 29, 2019 (each an “Optional Purchase Date”), Notes shall be purchased by the Company in cash at the option of the Holders at the Optional Purchase Price, up to, but excluding, the Optional Purchase Date, subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of the Section 3.08 of the Indenture. If the Optional Purchase Date is after a Regular Record Date but on or prior to the corresponding Interest Payment Date, the accrued and unpaid interest becoming due on such Interest Payment Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such on the relevant Regular Record Date according to their terms, and the Optional Purchase Price shall not include such interest payment.

Not less than 20 Business Days prior to an Optional Purchase Date (if any Note is then outstanding), the Company will mail a written notice of the Optional Purchase Date to the Trustee and to each Holder (at its address shown in the register of the Registrar) and to beneficial owners as required by applicable law. To exercise a purchase right, a Holder must deliver to the Trustee a Optional Purchase Notice as provided in the Indenture.

Holders have the right to withdraw any Optional Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

7.	Purchase by the Company at the Option of the Holder upon Change in Control.

If there shall have occurred a Change in Control (subject to certain conditions provided for in the Indenture), each Holder, at such Holder’s option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to purchase its Notes (or any portion of the principal amount hereof that is at least $1,000 or any whole multiple thereof, provided that the portion of the principal amount of this Note to be outstanding after such purchase is at least equal to $1,000) at the Change in Control Purchase Price in cash plus any accrued and unpaid interest to but not including the Change in Control Purchase Date.

If there shall have occurred a Change in Control which is also a Cash Buy-Out, and a Holder surrenders such their Notes for purchase, the Company shall pay to such Holder an amount in cash or Common Stock, at the option of the Company, equal to the Make-Whole Premium in addition to the Change in Control Purchase Price.

A written notice of the Change in Control will be given to the Holders as provided in the Indenture. To exercise a purchase right, a Holder must deliver to the Trustee a Change in Control Purchase Notice as provided in the Indenture.

Holders have the right to withdraw any Change in Control Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

8.	Conversion.

Subject to the Article 10 of the Indenture, a Holder of a Note may convert such Note (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Common Stock at any time prior to the close of business on the last Business Day prior to March 29, 2024 or such earlier date set forth in the Indenture, at the Conversion Rate then in effect. If such Note is called for redemption, such conversion right shall terminate at the close of business on the second Business Day prior to the Redemption Date for such Note (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is redeemed). Subject to certain conditions provided for in the Indenture, in certain circumstances, a Holder may receive an amount in cash or Common Stock, at the option of the Company, equal to the Make-Whole Premium, in addition to the shares of Common Stock issuable on conversion of such Note.

The number of shares of Common Stock issuable upon conversion of a Note shall be determined by dividing the principal amount of the Note or portion thereof surrendered for conversion by $1,000, and then multiplying the quotient by the Conversion Rate in effect on the Conversion Date. The initial “Conversion Rate” is 62.5027 shares of Common Stock per $1,000 principal amount of the Notes and is subject to adjustment as provided in the Indenture. A Note in respect of which a Holder has delivered a Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if such Purchase Notice is withdrawn in accordance with the terms of the Indenture. The Company shall pay a cash adjustment as provided in the Indenture in lieu of any fractional share of Common Stock.

To convert a Certificated Note, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required. To convert a Global Note, a Holder must comply with the procedures of the Depositary in effect at such time.

9.	Denominations; Transfer; Exchange.

The Notes are in fully registered form, without coupons, in denominations of $1,000 of principal amount and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes in respect of which a Purchase Notice has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

10.	Persons Deemed Owners.

The registered Holder of this Note shall be treated as the owner of this Note for all purposes.

11.	Unclaimed Money or Notes.

The Trustee and the Paying Agent shall return to the Company upon written request any money, Notes or shares of Common Stock held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After such return to the Company, Holders entitled to the money or Notes must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

12.	Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes or to make any change that does not adversely affect the rights of any Holder, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

13.	Defaults and Remedies.

Under the Indenture, Events of Default include (1) the Company fails to pay when due the principal of any of the Notes at Stated Maturity, upon redemption or exercise of a purchase right or otherwise, whether or not such payment is prohibited by Article 11 of the Indenture; (2) the Company fails to pay an installment of interest (or Additional Interest Amounts, if any) on any of the Notes that continues for 30 days after the date when due, whether or not such payment is prohibited by Article 11 of the Indenture; provided that a failure to make any of the first six scheduled interest payments on the Notes on the applicable Interest Payment Dates will constitute an Event of Default with no grace period or cure period; (3) the Company fails to deliver shares of Common Stock, together with cash in lieu of fractional shares, when such Common Stock or cash in lieu of fractional shares is required to be delivered upon conversion of a Note and such failure continues for 10 days after written notice of default is given to the Company by the Trustee or to the Company and the Trustee by the Holder of such Note; (4) the Company fails to perform or observe any other term, covenant or agreement contained in the Notes or the Indenture for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding (a “Notice of Default”); (5) (A) one or more defaults in the payment of principal of or premium, if any, on any of the Company’s Indebtedness for borrowed money aggregating $5.0 million or more, when the same becomes due and payable at the scheduled maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived within a 30-day period after the date of a Notice of Default or (B) any of the Company’s Indebtedness for borrowed money aggregating $5.0 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or purchased (other than by regularly scheduled required prepayment) prior to the scheduled maturity thereof and such acceleration is not rescinded or annulled within a 30-day period after the date of a Notice of Default; (6) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary; (7) the Company’s filing of, or any Significant Subsidiaries’ filing of, a voluntary petition seeking liquidation, reorganization arrangement, readjustment of debts or for any other relief under the federal bankruptcy code; and (8) the Pledge Agreement shall cease to be in full force and effect or enforceable prior to the expiration in accordance with its terms. If an Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.01 of the Indenture) occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes becoming due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes, except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of amounts specified in clause (1) or (2) above) if it determines that withholding notice is in their interests as provided in the Indenture.

14.	Subordination.

The payment of principal of, or Additional Interest Amounts, if any, and interest on the Notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or cash equivalents (or otherwise to the extent Holders accept satisfaction of amounts due by settlement in other than cash or cash equivalents) of all Senior Indebtedness whether outstanding on the date of the Indenture or thereafter incurred.

15.	Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.	Security.

The Company has entered into the Pledge Agreement and purchased and pledged to the Trustee for its benefit and the ratable benefit of the Holders Pledged Securities in an amount sufficient upon receipt of scheduled interest and principal payments on such securities to provide for the payment in full of the first six scheduled interest payments (up to and including the interest payments due on March 29, 2007), but no Additional Interest Amounts, if any, on the Notes when due. The Pledged Securities will be pledged by the Company to the Trustee for its benefit and the ratable benefit of the Holders and will be held by the Trustee in the Pledged Account pending disbursement pursuant to the Pledge Agreement.

17.	No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18.	Authentication.

This Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Note.

19.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	GOVERNING LAW.

THE INDENTURE AND THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Note. Requests may be made to:

Sunterra Corporation

3865 West Cheyenne Avenue

North Las Vegas, Nevada 89032

Attention: Frederick C. Bauman

ASSIGNMENT FORM

For value received                                          hereby sell(s), assign(s), and transfer(s) unto                                          (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                          attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with the transfer of this Note within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of this Note hereby certifies with respect to $                         principal amount of this Note presented or surrendered on the date hereof (the “Surrendered Note”) for registration of transfer, or for exchange where the Notes issuable upon such transfer or exchange are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Note for the reason checked below:

☐	A transfer of the Surrendered Note is made to the Company; or

☐	The transfer of the Surrendered Note complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”); or

☐	The transfer of the Surrendered Note complies with Rule 501(a)(1), (2), (3) or (7) of Rule 501 under the Securities Act; or

☐	The transfer of the Surrendered Note is pursuant to an effective registration statement under the Securities Act, or

☐	The transfer of the Surrendered Note is pursuant to another available exemption from the registration requirement of the Securities Act,

and unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, the Surrendered Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).

☐	The transferee is an Affiliate of the Company.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Notes registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

CONVERSION NOTICE

To convert this Note into Common Stock of the Company, check the box:

To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

$

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert other person’s social sec. or tax ID no.)

(Print or type other person’s name, address and zip code)

☐	If you want the stock certificate made out in another person’s name, you are required to complete and deliver to the Conversion Agent a duly completed Transfer Certificate (which is in the form of Exhibit C to the Indenture) as required thereby.

OPTION TO ELECT PURCHASE

[UPON A CHANGE IN CONTROL]

To: Sunterra Corporation

? The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Sunterra Corporation (the “Company”) of a Optional Purchase Date and requests and instructs the Company to redeem the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the Optional Purchase Price, including accrued interest, if any, up to, but excluding, such date, to the registered Holder hereof.

? The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from the Company as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the Change in Control Purchase Price, including accrued interest, if any, up to, but excluding, such date, to the registered Holder hereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be redeemed (in an

integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

EXHIBIT B

[FORM OF CERTIFICATED NOTE]

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF SUNTERRA CORPORATION (THE “COMPANY”) THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (A) PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR THE ISSUE DATE OF OPTIONAL NOTES, IF ANY) AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE), OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR” AS DEFINED IN RULE 501 (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT (“INSTITUTIONAL ACCREDITED INVESTOR”) THAT IS ACQUIRING THIS NOTE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE COMPANY AND THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER MAY BE OBTAINED FROM THE TRUSTEE), (4) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES PRIOR TO A TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (5) ABOVE), THE HOLDER OF THIS NOTE MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AND LEGAL OPINIONS AS THEY MAY REASONABLY REQUIRE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS A QUALIFIED INSTITUTIONAL BUYER AND THAT IT IS HOLDING THIS NOTE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS NOTE OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE EXCEPT AS PERMITTED BY THE SECURITIES ACT.

SUNTERRA CORPORATION

3 3/4% Senior Subordinated Convertible Notes due 2024

CUSIP NO.

No.:

Issue Date:

SUNTERRA CORPORATION, a Maryland corporation, promises to pay to Cede & Co. or registered assigns, the principal sum of                                          Dollars ($                    ) on March 29, 2024.

This Note shall bear interest as specified on the other side of this Note. This Note is convertible as specified on the other side of this Note.

Additional provisions of this Note are set forth on the other side of this Note.

Dated:	SUNTERRA CORPORATION

By

Name:
Title:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

Wells Fargo Bank, National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture (as defined on the other side of this Note).

By

Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF NOTE]

3 3/4% Senior Subordinated Convertible Notes due 2024

Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture (the “Indenture”) dated March 29, 2004 between the Company and Wells Fargo Bank, National Association (the “Trustee”) unless otherwise indicated.

1.	Cash Interest.

The Company promises to pay interest at the Interest Rate in cash on the principal amount of this Note. The Company will pay cash interest semiannually in arrears on March 29 and September 29 of each year (each an “Interest Payment Date”), beginning on September 29, 2004, to Holders of record at the close of business on the preceding March 15 and September 15 (whether or not a business day) (each a “Regular Record Date”), as the case may be, immediately preceding such Interest Payment Date. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided or, if no interest has been paid, from the Issue Date. Cash interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay cash interest on overdue principal at the rate borne by the Notes, and it shall pay interest in cash on overdue installments of cash interest at the same rate to the extent lawful. All such overdue cash interest shall be payable on demand. Upon conversion, accrued and unpaid interest shall be deemed paid in full rather than cancelled, extinguished or forfeited.

2.	Method of Payment.

Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the principal of, and cash interest on this Note and in respect of Redemption Prices, Purchase Prices and the Make-Whole Premium, if any, to Holders who surrender Notes to a Paying Agent to collect such payments in respect of the Notes. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check or wire transfer payable in such money. Notwithstanding the foregoing, so long as this Note is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day.

3.	Paying Agent, Conversion Agent and Registrar.

Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, The Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.	Indenture.

The Company issued the Notes under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Notes are general unsecured senior subordinated obligations of the Company (except as provided in Paragraph 15 hereof) limited to $95,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The Indenture does not limit other Indebtedness of the Company, secured or unsecured.

5.	Optional Redemption.

This Note is not redeemable prior to March 29, 2007. On and after March 29, 2007, the Company may, at its option, redeem the Notes in whole at any time or in part from time to time, in cash, on any date prior to Stated Maturity, only if the Sale Price of the Common Stock has exceeded 150% of the Conversion Price then in effect for at least 20 Trading Days in any consecutive 30-Trading Day period ending on the Trading Day prior to the date of mailing of the notice of optional redemption pursuant to Section 3.04 of the Indenture. On and after March 29, 2011, the Company may at its option, redeem the Notes in whole at any time or in part from time to time, in cash. If the Company redeems the Notes at its option, the Notes will be redeemed, upon notice as set forth in Section 3.04 of the Indenture, at a redemption price equal to 100% of the principal amount (the “Redemption Price”), plus accrued and unpaid interest, if any, to (but not including) the Redemption Date. If a Redemption Date is after a Regular Record Date but on or prior to the corresponding Interest Payment Date, the accrued and unpaid interest becoming due on such date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such on the relevant Regular Record Date according to their terms, and the Redemption Price shall not include such interest payment. If fewer than all the Notes are to be redeemed, the Trustee shall select the particular Notes to be redeemed from the outstanding Notes by the methods as provided in the Indenture.

On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price and accrued and unpaid interest.

Notice of redemption will be given by the Company to the Holders as provided in the Indenture.

No sinking fund is provided for the Notes.

6.	Purchase by the Company at Option of the Holder.

On March 29, 2011, March 29, 2014 and March 29, 2019 (each an “Optional Purchase Date”), Notes shall be purchased by the Company in cash at the option of the Holders at the Optional Purchase Price, up to, but excluding, the Optional Purchase Date, subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of the Section 3.08 of the Indenture. If the Optional Purchase Date is after a Regular Record Date but on or prior to the corresponding Interest Payment Date, the accrued and unpaid interest becoming due on such Interest Payment Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such on the relevant Regular Record Date according to their terms, and the Optional Purchase Price shall not include such interest payment.

Not less than 20 Business Days prior to an Optional Purchase Date (if any Note is then outstanding), the Company will mail a written notice of the Optional Purchase Date to the Trustee and to each Holder (at its address shown in the register of the Registrar) and to beneficial owners as required by applicable law. To exercise a purchase right, a Holder must deliver to the Trustee a Optional Purchase Notice as provided in the Indenture.

Holders have the right to withdraw any Optional Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

7.	Purchase by the Company at the Option of the Holder upon Change in Control.

If there shall have occurred a Change in Control (subject to certain conditions provided for in the Indenture), each Holder, at such Holder’s option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to purchase its Notes (or any portion of the principal amount hereof that is at least $1,000 or any whole multiple thereof, provided that the portion of the principal amount of this Note to be outstanding after such purchase is at least equal to $1,000) at the Change in Control Purchase Price in cash plus any accrued and unpaid interest to but not including the Change in Control Purchase Date.

If there shall have occurred a Change in Control which is also a Cash Buy-Out, and a Holder surrenders such their Notes for purchase, the Company shall pay to such Holder an amount in cash or Common Stock, at the option of the Company, equal to the Make-Whole Premium in addition to the Change in Control Purchase Price.

A written notice of the Change in Control will be given to the Holders as provided in the Indenture. To exercise a purchase right, a Holder must deliver to the Trustee a Change in Control Purchase Notice as provided in the Indenture.

Holders have the right to withdraw any Change in Control Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

8.	Conversion.

Subject to the Article 10 of the Indenture, a Holder of a Note may convert such Note (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Common Stock at any time prior to the close of business on the last Business Day prior to March 29, 2024 or such earlier date set forth in the Indenture, at the Conversion Rate then in effect. If such Note is called for redemption, such conversion right shall terminate at the close of business on the second Business Day prior to the Redemption Date for such Note (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is redeemed). Subject to certain conditions provided for in the Indenture, in certain circumstances, a Holder may receive an amount in cash or Common Stock, at the option of the Company, equal to the Make-Whole Premium, in addition to the shares of Common Stock issuable on conversion of such Note.

The number of shares of Common Stock issuable upon conversion of a Note shall be determined by dividing the principal amount of the Note or portion thereof surrendered for conversion by $1,000, and then multiplying the quotient by the Conversion Rate in effect on the Conversion Date. The initial “Conversion Rate” is 62.5027 shares of Common Stock per $1,000 principal amount of the Notes and is subject to adjustment as provided in the Indenture. A Note in respect of which a Holder has delivered a Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if such Purchase Notice is withdrawn in accordance with the terms of the Indenture. The Company shall pay a cash adjustment as provided in the Indenture in lieu of any fractional share of Common Stock.

To convert a Certificated Note, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required. To convert a Global Note, a Holder must comply with the procedures of the Depositary in effect at such time.

9.	Denominations; Transfer; Exchange.

The Notes are in fully registered form, without coupons, in denominations of $1,000 of principal amount and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes in respect of which a Purchase Notice has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

10.	Persons Deemed Owners.

The registered Holder of this Note shall be treated as the owner of this Note for all purposes.

11.	Unclaimed Money or Notes.

The Trustee and the Paying Agent shall return to the Company upon written request any money, Notes or shares of Common Stock held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After such return to the Company, Holders entitled to the money or Notes must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

12.	Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes or to make any change that does not adversely affect the rights of any Holder, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

13.	Defaults and Remedies.

Under the Indenture, Events of Default include (1) the Company fails to pay when due the principal of any of the Notes at Stated Maturity, upon redemption or exercise of a purchase right or otherwise, whether or not such payment is prohibited by Article 11 of the Indenture; (2) the Company fails to pay an installment of interest (or Additional Interest Amounts, if any) on any of the Notes that continues for 30 days after the date when due, whether or not such payment is prohibited by Article 11 of the Indenture; provided that a failure to make any of the first six scheduled interest payments on the Notes on the applicable Interest Payment Dates will constitute an Event of Default with no grace period or cure period; (3) the Company fails to deliver shares of Common Stock, together with cash in lieu of fractional shares, when such Common Stock or cash in lieu of fractional shares is required to be delivered upon conversion of a Note and such failure continues for 10 days after written notice of default is given to the Company by the Trustee or to the Company and the Trustee by the Holder of such Note; (4) the Company fails to perform or observe any other term, covenant or agreement contained in the Notes or the Indenture for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding (a “Notice of Default”); (5) (A) one or more defaults in the payment of principal of or premium, if any, on any of the Company’s Indebtedness for borrowed money aggregating $5.0 million or more, when the same becomes due and payable at the scheduled maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived within a 30-day period after the date of a Notice of Default or (B) any of the Company’s Indebtedness for borrowed money aggregating $5.0 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or purchased (other than by regularly scheduled required prepayment) prior to the scheduled maturity thereof and such acceleration is not rescinded or annulled within a 30-day period after the date of a Notice of Default; (6) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary; (7) the Company’s filing of, or any Significant Subsidiaries’ filing of, a voluntary petition seeking liquidation, reorganization arrangement, readjustment of debts or for any other relief under the federal bankruptcy code; and (8) the Pledge Agreement shall cease to be in full force and effect or enforceable prior to the expiration in accordance with its terms. If an Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.01 of the Indenture) occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes becoming due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes, except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of amounts specified in clause (1) or (2) above) if it determines that withholding notice is in their interests as provided in the Indenture.

14.	Subordination.

The payment of principal of, Additional Interest Amounts, if any, and interest on the Notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or cash equivalents (or otherwise to the extent Holders accept satisfaction of amounts due by settlement in other than cash or cash equivalents) of all Senior Indebtedness whether outstanding on the date of the Indenture or thereafter incurred.

15.	Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.	Security.

The Company has entered into the Pledge Agreement and purchased and pledged to the Trustee for its benefit and the ratable benefit of the Holders Pledged Securities in an amount sufficient upon receipt of scheduled interest and principal payments on such securities to provide for the payment in full of the first six scheduled interest payments (up to and including the interest payments due on March 29, 2007), but no Additional Interest Amounts, if any, on the Notes when due. The Pledged Securities will be pledged by the Company to the Trustee for its benefit and the ratable benefit of the Holders and will be held by the Trustee in the Pledged Account pending disbursement pursuant to the Pledge Agreement.

17.	No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18.	Authentication.

This Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Note.

19.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	GOVERNING LAW.

THE INDENTURE AND THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Note. Requests may be made to:

Sunterra Corporation

3865 West Cheyenne Avenue

North Las Vegas, Nevada 89032

Attention: Frederick C. Bauman

ASSIGNMENT FORM

For value received                                          hereby sell(s), assign(s), and transfer(s) unto                                               (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                               attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with the transfer of this Note within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of this Note hereby certifies with respect to $                                              principal amount of this Note presented or surrendered on the date hereof (the “Surrendered Note”) for registration of transfer, or for exchange where the Notes issuable upon such transfer or exchange are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Note for the reason checked below:

☐	A transfer of the Surrendered Note is made to the Company; or

☐	The transfer of the Surrendered Note complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”); or

☐	The transfer of the Surrendered Note complies with Rule 501(a)(1), (2), (3) or (7) of Rule 501 under the Securities Act; or

☐	The transfer of the Surrendered Note is pursuant to an effective registration statement under the Securities Act, or

☐	The transfer of the Surrendered Note is pursuant to another available exemption from the registration requirement of the Securities Act,

and unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, the Surrendered Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).

☐	The transferee is an Affiliate of the Company.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Notes registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

CONVERSION NOTICE

To convert this Note into Common Stock of the Company, check the box:

To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

$

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert other person’s social sec. or tax ID no.)

(Print or type other person’s name, address and zip code)

☐	If you want the stock certificate made out in another person’s name, you are required to complete and deliver to the Conversion Agent a duly completed Transfer Certificate (which is in the form of Exhibit C to the Indenture) as required thereby.

OPTION TO ELECT PURCHASE

[UPON A CHANGE IN CONTROL]

To: Sunterra Corporation

? The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Sunterra Corporation (the “Company”) of a Optional Purchase Date and requests and instructs the Company to redeem the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the Optional Purchase Price, including accrued interest, if any, up to, but excluding, such date, to the registered Holder hereof.

? The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from the Company as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the Change in Control Purchase Price, including accrued interest, if any, up to, but excluding, such date, to the registered Holder hereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be redeemed (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

EXHIBIT C

Transfer Certificate

In connection with any transfer (or exchange or conversion as provided below) of any of the Notes within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of this Note hereby certifies with respect to $                             principal amount of the above-captioned Notes presented or surrendered on the date hereof (the “Surrendered Notes”) for registration of transfer, or for exchange or conversion where the Notes or Common Stock issuable upon such exchange or conversion, as the case may be, are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Notes for the reason checked below:

☐	A transfer of the Surrendered Notes is made to the Company or any Subsidiaries; or

☐	The transfer of the Surrendered Notes complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”); or

☐	The transfer of the Surrendered Note complies with Rule 501(a)(1), (2), (3) or (7) of Rule 501 under the Securities Act; or

☐	The transfer of the Surrendered Notes is pursuant to an effective registration statement under the Securities Act, or

☐	The transfer of the Surrendered Notes is pursuant to another available exemption from the registration requirement of the Securities Act,

and unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, such Notes are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).

☐	The transferee is an Affiliate of the Company.

DATE:

Signature(s)

(If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

C-1